SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential,  for  Use of the  Commission  Only  (as  permitted  by  Rule
      14a-6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-12

                           COMMUNITY BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No Fee Required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

       _________________________________________________________________________

      2) Aggregate number of securities to which transaction applies:

       _________________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       _________________________________________________________________________

      4) Proposed maximum aggregate value of transaction:

       _________________________________________________________________________

      5)    Total fee paid

       _________________________________________________________________________

[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:________________________________________________

      2) Form, Schedule or Registration Statement No.:__________________________

      3) Filing Party:__________________________________________________________

      4) Date Filed:____________________________________________________________

                           COMMUNITY BANKSHARES, INC.
                               102 Founders Court
                              Post Office Box 2086
                      Orangeburg, South Carolina 29116-2086


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To be held May 21, 2007


TO THE SHAREHOLDERS:

         The Annual Meeting of the Shareholders of Community Bankshares, Inc., a South Carolina corporation, will be held at the Carolina Room, 1225 Orangeburg Mall Circle, Orangeburg Mall, Orangeburg, South Carolina at 3:00 p.m., on Monday, May 21, 2007, for the following purposes:

     (1) To elect four directors to each serve three-year terms and one director to serve a two-year term;

     (2)  To approve the Community Bankshares, Inc. 2007 Equity Plan; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      You are only entitled to notice of and to vote at the Annual Meeting or any adjournment thereof if you were a record holder of our common stock at the close of business on March 15, 2007.

      You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT (803) 535-1060 or (888) 329-1060. IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY THE RECORD OWNER OF SHARES AT ANY TIME BEFORE IT IS EXERCISED.

      THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.

                                            By Order of the Board of Directors



                                            William W. Traynham
                                            President

Orangeburg, South Carolina
April 16, 2007

                           COMMUNITY BANKSHARES, INC.
                               102 Founders Court
                              Post Office Box 2086
                      Orangeburg, South Carolina 29116-2086

                                 PROXY STATEMENT
                     For the Annual Meeting of Shareholders
                             to be Held May 21, 2007
                -------------------------------------------------

      We are providing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Community Bankshares, Inc. for use at our Annual Meeting of Shareholders to be held at the Carolina Room, 1225 Orangeburg Mall Circle, Orangeburg Mall, Orangeburg, South Carolina at 3:00 p.m. on Monday, May 21, 2007, or at any adjournment of the meeting (the "Annual
Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Throughout this Proxy Statement, we use terms such as "we", "us", "our" and "our Company" to refer to Community Bankshares, Inc., and terms such as "you" and "your" to refer to our shareholders.

      We may solicit proxies in person or by mail, telephone or other electronic means through our directors, officers and regular employees, none of whom will be specially compensated for doing so. We will also ask banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse the reasonable forwarding expenses. We will pay all of the costs of solicitation of proxies. We first began mailing this Proxy Statement to our shareholders on or about April 16, 2007.

      Our principal executive offices are located at 102 Founders Court, Orangeburg, South Carolina 29115, and our telephone number is (803) 535-1060 or
(888) 329-1060.

                                  ANNUAL REPORT

      Our Annual Report on Form 10-K covering our fiscal year ended December 31, 2006, including financial statements, constitutes our Annual Report to Shareholders and is included (without exhibits) with this Proxy Statement. The Annual Report does not form any part of the material for solicitation of proxies.

          MATTERS TO BE VOTED ON AT THE ANNUAL MEETING OF SHAREHOLDERS

Election of Directors

         Our Bylaws provide for a Board of Directors consisting of not less than nine nor more than twenty-four directors divided into three classes each serving three-year staggered terms. The number of directors is currently fixed by the Board at thirteen. Our Board has nominated Samuel L. Erwin, Anna O. Dantzler, Richard L. Havekost and Samuel F. Reid, Jr. for re-election by the shareholders at the 2007 Annual Meeting to serve for three-year terms and Charles P. Thompson, Jr. to serve for a two-year term. All directors serve until their successors are elected and qualified to serve. All of the nominees are presently serving as our directors and have served continuously since first becoming directors. We recommend a vote "FOR" all of the Board's nominees.

      If any of the nominees were to become unable or unwilling to serve upon election, the proxy agents intend to vote for the election, in his or her stead, of such other person or persons as our Board of Directors may recommend. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Approval of the Community Bankshares 2007 Equity Plan

         At the Annual Meeting, our Board of Directors is also requesting that shareholders approve the 2007 Community Bankshares Equity Plan. The Plan authorizes the issuance of up to 350,000 shares of our common stock to employees and non-employee directors (including directors and regional directors of subsidiaries) directly or through the use of options, restricted stock, stock appreciation rights and other awards. The purpose of the Plan is to provide financial incentives for selected employees and non-employee directors, thereby promoting the long-term growth and financial success of the Company by (a) attracting and retaining employees and non-employee directors of outstanding ability, (b) strengthening the Company's capability to develop, maintain, and direct a desirable management team, (c) providing an effective means for selected employees and non-employee directors to acquire and maintain ownership of Company Stock, (d) motivating employees to achieve long-range performance goals and objectives, and (e) providing competitive incentive compensation opportunities. The Plan is more fully explained under the caption "PROPOSAL TO ADOPT THE COMMUNITY BANKSHARES, INC. 2007 EQUITY PLAN."

                VOTING PROCEDURES AND MATTERS RELATING TO PROXIES

Voting

         If you hold your shares of record in your own name, you can vote your shares by marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope. If you are a shareholder of record, you can also attend the Annual Meeting and vote in person. If you hold your shares in street name with a broker or other nominee, you can direct your vote by submitting voting instructions to your broker or nominee in accordance with the procedure on the voting card provided by your broker or nominee. If you hold your shares in street name, you may attend the Annual Meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

Revocation of Proxy

      If you are a record shareholder and execute and deliver a proxy, you have the right to revoke it at any time before it is voted by delivering to William
W. Traynham, President, Community Bankshares, Inc., at 102 Founders Court, Orangeburg, South Carolina 29115, or by mailing to Mr. Traynham at P.O. Box 2086, Orangeburg, South Carolina 29116-2086, an instrument which by its terms revokes the proxy. If you are a record shareholder, you may also revoke your proxy by delivering to us a duly executed proxy bearing a later date. Written notice of your revocation of a proxy or delivery of a later dated proxy will be effective when we receive it. Your attendance at the Annual Meeting will not in itself constitute revocation of a proxy. However, if you are a record shareholder and desire to do so, you may attend the meeting and vote in person in which case the proxy will not be used. If you hold your shares in street name with a broker or other nominee, you may change or revoke your proxy instructions by submitting new voting instructions to the broker or other nominee.

Quorum, Vote Required and Method of Counting Votes

      Our only voting security is our no par value common stock, each share of which entitles the record holder to one vote on each matter to come before the Annual Meeting. At the close of business on March 15, 2007, (the "Record Date"), we had issued and outstanding 4,464,772 shares of common stock, which were held of record by approximately 2,085 persons. You are only entitled to notice of and to vote on matters that come before the Annual Meeting if you were our shareholder of record at the close of business on the Record Date. Although shares of our common stock may be transferred subsequent to the Record Date, all votes must be cast in the names of holders of record on the Record Date.

      The presence in person or by proxy of the holders of one-third of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Our directors, officers and regular employees may solicit proxies for the reconvened meeting in person or by mail, telephone or other electronic means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is present at the meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the meeting. "Plurality" means that if there are more nominees than positions to be filled, the individuals who receive the largest number of votes cast for the positions to be filled will be elected as directors. . Because the number of nominees for election at the 2007 Annual Meeting is the same as the number of positions to be filled, we expect that all of the Board of Directors' nominees will be elected. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting is not permitted.

      If a quorum is present, adoption of the Community Bankshares, Inc. 2007 Equity Plan will be approved if a majority of the votes cast are voted in favor of approval. Abstentions or shares that are not voted with respect to approval of the plan will have the effect of a vote against approval of the plan. Any other matters which may be considered and acted upon by our shareholders at the Annual Meeting will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions or shares that are not voted with respect to any such matter will not have any effect on the outcome of such vote.

Actions to be taken by the Proxies

      Our Board of Directors selected the persons named as proxies in the accompanying form of proxy. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Unless you otherwise specify therein, your proxy will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors, and "FOR" the approval of the Community Bankshares, Inc. 2007 Equity Plan. In each case where you have appropriately specified how the proxy is to be voted, it will be voted in accordance with your specifications. Our Board of Directors is not aware of any other matters that may be presented for action at the Annual Meeting of Shareholders, but if other matters do properly come before the meeting, the persons named in the proxy intend to vote on such matters in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

      If you wish to present a proposal for action at the 2008 Annual Meeting of Shareholders, you must deliver the proposal to our President, William W. Traynham, at our executive offices, 102 Founders Court, Orangeburg, South
Carolina, or mail it to Mr. Traynham at P.O. Box 2086, Orangeburg, South Carolina 29116-2086. If you wish for us to include any such proposal in our proxy statement and form of proxy for the 2008 Annual Meeting of Shareholders, you must send or deliver the proposal in time for Mr. Traynham to receive it no later than December 17, 2007. If any shareholder proposal is not received by Mr. Traynham by March 2, 2008, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the proposal is raised at the meeting. Only proper proposals that are timely received will be included in our proxy statement and proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows, as of March 29, 2007, the number and percentage of outstanding shares beneficially owned by (i) each of our directors and director nominees, (ii) each person named in the Summary Compensation Table, and
(iii) all of our executive officers and directors as a group. We do not know of anyone who owns more than 5% of our outstanding common stock.


                                       Amount and Nature of           % of Class
Name of Beneficial Owner               Beneficial Ownership
------------------------               --------------------           ----------
E. J. Ayers, Jr. ..................             88,280 (1)                1.97%
Gregory G. Burke ..................              8,000 (2)                    *
Alvis J. Bynum ....................             32,685 (3)                    *
Martha Rose C. Carson .............             66,629 (4)                1.49%
Anna O. Dantzler ..................             90,500 (5)                2.02%
Jo H. Davies ......................              3,500 (6)                    *
Thomas B. Edmunds .................             20,000 (7)                    *
Samuel L. Erwin ...................             32,275 (8)                    *
Charles E. Fienning ...............             16,535 (9)                    *
J. M. Guthrie .....................            170,000 (10)               3.80%
Richard L. Havekost ...............             12,450 (11)                   *
J. V. Nicholson, Jr. ..............            135,000 (12)               3.02%
Samuel F. Reid, Jr. ...............             53,702 (13)               1.20%
Charles P. Thompson, Jr. ..........             22,522                        *
William W. Traynham, Jr. ..........             65,561 (14)               1.46%
Wm. Reynolds Williams .............             11,627 (15)                   *
Michael A. Wolfe ..................             56,854 (16)               1.27%
All executive officers and
directors as a group (18)
persons) ..........................            891,120 (18)              19.33%
-----------------------------

*Less than one percent.

(1) Includes 1,680 shares owned by Nancy R. Ayers, Mr. Ayers' wife; 2,030 shares owned by an IRA for the benefit of Nancy R. Ayers; 1,680 shares held by an IRA for the benefit of Mr. Ayers; and 5,000 shares subject to stock options which are currently exercisable.
(2)  Includes 8,000 stock options which are currently exercisable.
(3) Includes 5,874 shares owned by Marjorie F. Bynum, Mr. Bynum's wife; and 8,150 shares subject to stock options which are currently exercisable.
(4) Includes 10,250 shares subject to stock options which are currently exercisable and 36,100 shares pledged as collateral.
(5) Includes 10,500 shares held jointly with Charlton Ardis, Mrs. Dantzler's son; and 10,250 shares subject to stock options which are currently exercisable.
(6)  Includes 3,500 stock options which are currently exercisable.
(7)  Includes 10,000 shares held by Lucy Edmunds, Mr. Edmunds' wife.

(8)  Includes 30,000 stock options which are currently exercisable.
(9)  Includes 5,070 shares owned by Suzanne S. Fienning, Mr. Fienning's wife.
(10) Includes 159,750 shares owned jointly with Lou D. Guthrie, Mr. Guthrie's wife; and 10,250 shares subject to stock options which are currently exercisable.
(11) Includes 4,050 shares subject to stock options which are currently exercisable.
(12) Includes 67,500 shares owned by Ellen Nicholson, Mr. Nicholson's wife.
(13) Includes 14,052 shares held by Mr. Reid as trustee for his children; 16,800 shares owned by Rosa G. Reid, Mr. Reid's wife; and 10,250 shares subject to stock options which are currently exercisable.
(14) Includes 18,436 shares owned jointly with Margaret S. Traynham, Mr. Traynham's wife; 2,180 shares owned jointly with children; 15,250 shares subject to stock options which are currently exercisable. Of the total shares shown as beneficially owned by Mr. Traynham, 15,000 shares are pledged as collateral.
(15) Includes 600 shares owned jointly with Mary T. Williams, Mr. Williams' wife; and 4,050 shares subject to stock options which are currently exercisable.
(16) Includes 2,352 shares owned by Mr. Wolfe's wife, Joye McGrady Wolfe, as custodian for minor children; and 15,250 shares subject to stock options which are currently exercisable. Of the total shares shown as beneficially owned by Mr. Wolfe, 13,646 shares are pledged as collateral.
(17) Includes 144,400 shares subject to stock options which are currently exercisable.

                                   MANAGEMENT
Directors

      The table below shows the age, business experience for the past five years, and term in office for each of our directors. Each of our directors is also a director of our wholly-owned subsidiary, Community Resource Bank (our "Bank"). Prior to the merger (the "Merger") of our four former subsidiary banks, Orangeburg National Bank, Sumter National Bank, Florence National Bank and Bank of Ridgeway, into Community Resource Bank last year, each of our directors was also a director of one or more of those banks as shown below. There are no family relationships among any of our directors or executive officers. Mr. Thompson was elected by our Board of Directors in February 2007 and has not previously been elected by our shareholders. Mr. Thompson was nominated for election to our Board by a non-management director.

Name (and age)                         Director Since   Business Experience During the Past 5 Years
--------------                         --------------   -------------------------------------------

                    Nominees for Election to Serve Until 2010

Samuel L. Erwin (39)                        2005        Chief Executive  Officer of our Company since January 2005;
Orangeburg, S.C.                                        Senior Vice President and Commercial  Relationship  Manager
                                                        for Carolina National Bank from June 2002 to December 2004;
                                                        Senior Vice President and Market  President for First Union
                                                        National Bank from January 2000 to June 2002.

Anna O. Dantzler (68)                       1994        Retired since 1989; former customer service representative
Orangeburg, S.C.                                        for Orangeburg National Bank; director of Orangeburg
                                                        National Bank until the Merger.

Richard L. Havekost (67)                    1998        Licensed professional engineer; Principal in Raldex, Inc.
Florence S.C.                                           (investor in motel properties); Principal and Secretary of
                                                        RDBP, Inc. (retail beverage store); from 1967 to 1993,
                                                        employed by Nucor Corp. in various capacities, including
                                                        Vice President of Nucor Corp. and General Manager of the
                                                        Florence Division; director of Florence National Bank until the Merger.

Samuel F. Reid, Jr. (59)                    1994        Attorney, Horger, Barnwell & Reid; director of Orangeburg
Orangeburg, S.C.                                        National Bank until the Merger.


                                        6

                    Nominee for Election to Serve Until 2009

Charles P. Thompson, Jr. (60)               2007        Pharmacist, developer of medical office parks; director of
Orangeburg, S.C.                                        Orangeburg National Bank for ten years until the Merger;
                                                        Director  of our Company and our Bank since February 2007.

                  Current Directors Whose Terms Expire in 2008

Thomas B. Edmunds (69)                      2002        Chairman of the Board of Directors of our Company since
Columbia, S.C.                                          January, 2007; retired financial consultant, Merrill Lynch;
                                                        director of Community Resource Mortgage; director of Bank of
                                                        Ridgeway until the Merger.

Martha Rose C. Carson (71)                 1987*        President, Marty Rae, Inc. (apparel and furniture
Orangeburg, S.C.                                        retailers); director of Orangeburg National Bank until the
                                                        Merger.

J. M. Guthrie (79)                         1987*        President, Superior Motors, Inc.; Vice President, Superior
Orangeburg, S.C.                                        Honda car dealerships; Chairman of the Board of Directors of
                                                        Orangeburg National Bank until the Merger.

Wm. Reynolds Williams (61)                  1998        Attorney, Managing Partner, Willcox, Buyck & Williams, P.A.;
Florence, S.C.                                          Chairman of the Board of Directors of Florence National Bank
                                                        until the Merger.

Charles E. Fienning (64)                    2005        President and Chief Executive Officer of Sumter Packaging
Sumter, S.C.                                            Corporation since 1984; Chairman of the Board of Directors of Sumter National Bank until the Merger.

                  Current Directors Whose Terms Expire in 2009

E. J. Ayers, Jr. (74)                      1987*        Chairman  of the Board of  Directors  of our  Company  from
Orangeburg, S.C.                                        January,  1999 until January 1, 2007; director of Community
                                                        Resource  Mortgage;  Chief Executive Officer of our Company
                                                        from  January  1999  until  December   2004;   director  of
                                                        Orangeburg National Bank until the Merger.

Avis J. Bynum (69)                          1996        Retired President, Cities Supply Co. (waterwork supplies
Sumter, S.C.                                            distributor); director of Community Resource Mortgage;
                                                        director of Sumter National Bank until the Merger.

J. V. Nicholson, Jr. (62)                   2002        Retired dentist; Chairman of Bank of Ridgeway until the
Ridgeway, S.C.                                          Merger; Chairman of Ridgeway Bankshares from 2001 to June
                                                        2002.

--------------------
* Includes service as Director of Orangeburg National Bank prior to formation of the Company in 1992.

Executive Officers

         Information about Mr. Erwin, our Chief Executive Officer is set forth above under "--Directors." William W. Traynham (age 51) has served as our President and Chief Financial Officer since 1992. Michael A. Wolfe (age 49) has served as President of Community Resource Bank since June 2006. Prior to that time, Mr. Wolfe had been President and Chief Executive Officer of our former subsidiary, Orangeburg National Bank, since 1992. Gregory G. Burke (age 46) has served as our Chief Credit Officer since April 2005. Mr. Burke was a senior credit officer for First Citizens of South Carolina from June 2001 until April 2005. Jo H. Davies (age 43) has served as our Chief Information Officer since

2002. Ms. Davies was a self-employed systems analyst and information technology consultant from 1997 until her employment by our Company in 2002.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

         We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our Audit Committee is comprised of Alvis J. Bynum, Anna O. Dantzler, Thomas B. Edmunds, Charles E. Fienning (chairman), Richard L. Havekost, and J. V. Nicholson, Jr., all of whom are non-employee directors. Each member of the Audit Committee is independent as defined in Section 121A of the American Stock Exchange's listing standards, as modified or supplemented (the "AMEX Rules"), and also meets the independence standards of the Securities and Exchange Commission's Rule 10A-3(b). Our Audit Committee is responsible for appointment of the independent auditors and oversees the internal and external audit function. The Audit Committee acts pursuant to a written charter adopted by our Board of Directors, a copy of which is available on our website at www.communitybanksharesinc.com. The Audit Committee met seven times in 2006.

Compensation Committee

         We have a Compensation Committee comprised of Alvis J. Bynum (chairman), J. M. Guthrie, Charles E. Fienning, J. V. Nicholson and Wm. Reynolds Williams. Each member of our Compensation Committee is independent as defined in the AMEX Rules. The Compensation Committee met three times during 2006.

         The Compensation Committee reviews our compensation policies and recommends to the Board the compensation levels and compensation programs for executive officers and directors. The ultimate decisions about compensation levels and compensation programs are made by our full Board, which may accept or reject the recommendations of the Committee. Our Compensation Committee has delegated to Mr. Erwin, our Chief Executive Officer, authority to set the amounts and types of compensation to be paid to our executive officers, other than Mr. Erwin, Mr. Wolfe and Mr. Traynham; provided, however, only our Compensation Committee or our Board has authority to approve any stock-based compensation. Mr. Erwin makes recommendations to our Compensation Committee as to the amounts and types of compensation to be paid to Mr. Wolfe and Mr. Traynham and the committee makes the final decision with respect to their compensation. The Compensation Committee does not delegate its authority to any other persons. However, the Committee does delegate responsibility for administering parts of our compensation programs to our Human Resources Department. Neither the Committee nor management uses compensation consultants to determine or recommend the amount or form of executive officer or director compensation, except with respect to the proposed Community Bankshares 2007 Equity Plan.

Governance and Nominating Committee

         We have a Governance and Nominating Committee comprised of Alvis J. Bynum, Martha Rose C. Carson, Thomas B. Edmunds, Richard L. Havekost, and Samuel
F. Reid, Jr. (chairman). Each member of our Governance and Nominating Committee is independent as defined in the AMEX Rules. The Committee operates pursuant to a charter approved by our Board of Directors, a copy of which is available on our website at www.communitybanksharesinc.com. The Governance and Nominating Committee met six times during 2006.

                               GOVERNANCE MATTERS

Board Member Independence

         The American Stock Exchange's Listing Standards require that a majority of the members of our Board of Directors be independent as defined by the AMEX Rules. We have determined that the following directors are independent under the listing standards: Alvis J. Bynum, Martha Rose C. Carson, Anna O. Dantzler, Thomas B. Edmunds, Charles E. Fienning, J. M. Guthrie, Richard L. Havekost, J.
V. Nicholson, Jr., Samuel F. Reid, Jr., Charles P. Thompson, Jr., and Wm. Reynolds Williams. As disclosed under "Certain Relationships and Related Transactions" our independent directors, members of their immediate families and


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some  of  their  affiliates  may  from  time  to  time  have  loan  and  deposit relationships with our Bank. These relationships are not considered by our Board to compromise their independence.

Director Nomination Process

         In recommending director candidates, our Nominating Committee takes into consideration such factors as it deems appropriate based on our current needs. These factors generally include diversity, age, skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, commitment to a significant financial investment in our stock, and the interrelationship between the candidate's experience and business background and our other Board members' experience and business background, as well as the candidate's ability to devote the required time and effort to serve on the Board.

         The committee will consider candidates recommended by shareholders for nomination as a Board of Directors' nominee if the shareholders comply with the following requirements. If you wish to recommend a director candidate to the committee for consideration as a Board of Directors' nominee, you must submit in writing to the committee the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. You must deliver this information to our Nominating Committee at our address and the committee must receive it no later than January 15 in any year for your candidate to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the committee's other candidates receive.

         Director candidates recommended by shareholders will not be considered for recommendation by the committee as potential Board of Directors' nominees if the shareholder recommendations are received later than January 15 in any year. Nevertheless, shareholders may nominate director candidates for election at the annual meeting, but no person who is not already a director may be elected at an annual meeting of shareholders unless that person is nominated in writing at least 30 days prior to the meeting. Such nominations, other than those made by or on behalf of our existing management, must be made in writing and must be delivered or mailed to our President, not less than 30 days prior to any meeting of shareholders called for the election of directors. The presiding officer of the meeting may disregard nominations not made in accordance with these requirements, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.

Attendance at Meetings of the Board of Directors and Shareholder Meetings

         Our Board of Directors held 12 meetings during 2006. Each current director, except Mr. Williams, attended at least 75% of the total number of meetings of our Board of Directors and committees on which he or she served during the period in 2006 for which he or she served as director.

         We encourage, but do not require, our directors to attend annual meetings of shareholders. Last year, 12 of our 13 directors attended the annual meeting of shareholders.

Shareholder Communications with the Board of Directors

         If you wish to send communications to the Board of Directors, you should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Community Bankshares, Inc., P.O. Box 2086, Orangeburg, South Carolina 29116. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which


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

relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

         In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

                             MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

         The following discussion provides information about our compensation program for all of our executive officers, as well as a specific discussion for our Chief Executive Officer, our Chief Financial Officer, and each of the other executive officers named in the Summary Compensation Table that follows this "Compensation Discussion and Analysis."

         Overview of Executive Compensation

         The components of compensation for our executive officers include base salary, cash incentive awards, insurance and other related benefits, and equity-based awards. The framework of these components is reviewed and approved annually by the Compensation Committee. Our objectives in setting, and reasons for paying, each element of executive compensation are:

          o To attract, retain and motivate executive officers who are responsible for carrying out our strategic plans;

          o To maintain a compensation structure that is competitive in our marketplace;

          o To promote internal equity as determined by the relative value of each executive officer's role in executing our strategic plans;

          o To link annual incentive cash awards with specific profitability goals and individual performance results; and

          o    To provide  long-term  equity-based  incentive  awards  that help
               align  the  interests  of   management   with  the  interests  of
               shareholders.

         Compensation is designed to reward our individual executive officers both for their personal performance and for performance of our Company with respect to profitability and growth in shareholder value.

         Our Compensation Committee has delegated to Mr. Erwin, our Chief Executive Officer, authority to set the amounts and types of compensation to be paid to our executive officers, other than Mr. Erwin, Mr. Wolfe and Mr. Traynham; provided, however, only our Compensation Committee or our Board has authority to approve any equity-based compensation. Mr. Erwin makes recommendations to our Compensation Committee as to the amounts and types of compensation to be paid to Mr. Wolfe and Mr. Traynham and the Committee makes the final decision with respect to their compensation. Mr. Erwin's base salary, maximum possible incentive compensation and stock option awards for the first three years of his employment are provided for in the employment agreement he entered into with us on January 1, 2005. During those three years, the actual amount of any incentive compensation and any other elements of compensation not fixed by the agreement to be paid to Mr. Erwin will be recommended by the Compensation Committee to the Board and the Board will make the final decision. After the first three years of his employment agreement, the Compensation Committee will make recommendations to the Board about the amounts and types of compensation to be awarded to Mr. Erwin and the Board will make the final decision.

         The Compensation Committee makes its decisions about allocations between long-term and current compensation, allocations between cash and non-cash compensation, and allocations among various forms of compensation, in


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

its discretion based on the Committee's subjective assessment of how these allocations will best meet the Committee's overall compensation goals. Mr. Erwin makes his decisions and recommendations about these allocations based on the parameters set by the Committee.

         The Committee believes that reasonable levels of base salary and broad based benefits are necessary for us to remain competitive in hiring and retaining senior executives. The Committee has designed both short-term cash and long-term equity-based incentive compensation to motivate our senior executives to strive for exemplary levels of performance in carrying out our strategic plans. To date, amounts realizable from prior compensation have not been a factor in the determination of equity-based awards for senior executives.

         Components of 2006 Executive Compensation

         During 2006, executive compensation consisted primarily of two key components: base salary and cash incentive awards. We also provided various additional benefits to executive officers, including health, life and disability plans, employment and change of control arrangements, and perquisites. For 2006, base salary comprised approximately 69% of total executive officer compensation, incentive compensation comprised approximately 25% of total executive officer compensation, benefit plans comprised approximately 5% of total executive officer compensation, and perquisites comprised approximately 1% of total executive officer compensation. With the exception of a grant of options to Mr. Erwin as required under his employment agreement with us, we did not grant options or other equity-based compensation to our executive officers for 2006. The Compensation Committee based its decision to allocate executive officer compensation in this manner on its subjective assessment of how such allocation would meet our goals of remaining competitive with the compensation practices of a group of surveyed companies and of linking compensation to our corporate performance and individual executive officer performance.

         A more detailed discussion of each of these components of executive compensation, the reasons for awarding such types of compensation, the considerations in setting the amounts of each component of compensation, the amounts actually awarded for the periods indicated, and various other related matters is set forth in the sections and tables below.

         Factors Considered in Setting Compensation

         Use of Market Surveys and Peer Group Data

         To remain competitive in the executive workforce marketplace, we believe it is important to consider comparative market information about compensation paid to executive officers of other financial institutions in our market area, the State of South Carolina and the Southeastern United States, as well as compensation paid to other executives with similar levels of skills and responsibility in those areas. We want to be able to attract and retain highly skilled and talented executive officers who have the ability to carry out our short- and long-term goals. To do so, we must be able to compensate them at levels that are competitive with compensation offered by other companies in our business or geographic marketplace that seek similarly skilled and talented executives.

         The market survey information we use is derived from publicly available compilations provided in surveys prepared by the South Carolina Bankers Association ("SCBA") and the American Bankers Association ("ABA"). The banks included in the SCBA survey, all of which are located in South Carolina, are:

     o Bank of Clarendon                  o Independence National Bank
     o Bank of York                       o Islands Community Bank
     o Capital Bank                       o Lowcountry National Bank
     o Carolina National Bank             o Mutual Savings Bank
     o Coastal Federal Bank               o Peoples National Bank
     o Community First Bank               o Pickens Savings and Loan Association
     o Conway National Bank               o Provident Community Bank
     o Crescent Bank                      o Security Federal Bank
     o First Bank                         o South Carolina Bank and Trust
     o First Citizens Bank                o Synovus Financial Corp.
     o First Community Bank               o The Bank of South Carolina


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

     o First National Bank of the South   o The Citizens Bank
     o Greer State Bank                   o Williamsburg First National Bank
     o Heritage Community Bank

The SCBA survey reports results by asset size, and we use the results for banks with greater than $300 million in assets for comparative purposes. The banks in the ABA survey information we use are not specifically named, but are located in the Southeast and range in size from $100 million to $1 billion in assets.

         We believe the financial institutions included in the market survey information we consider are an appropriate group to use for compensation comparisons because they align well with our asset levels, the nature of our business and workforce, and the talent and skills required for successful operations. The companies we use for comparisons may change from time to time based on the factors discussed above.

         Other Factors Considered

         In addition to considering market survey comparisons, in setting compensation we consider each executive's knowledge, skills, scope of authority and responsibilities and job performance, as well as our perception of the fairness of the compensation paid to each executive in relation to what we pay our other executive officers. As noted above, the committee also considers recommendations from our Chief Executive Officer in setting compensation for the other executive officers.

         We review our compensation program and levels of compensation paid to all of our executive officers annually and make adjustments based on the foregoing factors as well as other subjective factors.

         Timing of Executive Compensation Decisions

         We routinely perform annual salary reviews and make incentive pay decisions in January of each year at the first regularly scheduled Compensation Committee and Board meetings. Incentive awards are paid and salary increases are effective in February. We may also make compensation determinations at other times during the year in the case of newly hired executives or promotions of existing employees that could not be deferred until the next Board of Directors meeting. The Committee does not time any form of compensation award, including equity-based awards, to coincide with the release of material non-public information.

         Base Salaries

         The Committee initially sets base salaries at levels believed to be externally competitive and internally equitable. As noted above, in determining external competitiveness, we consider peer group comparisons from survey data for executives with similar levels of skill and responsibility at other financial institutions of comparable size and complexity in our market area, the State of South Carolina and the Southeastern United States. In determining internal equity, we consider criteria such as the executive's knowledge, experience, skill, scope of decisions to be made, and level of authority.

         The Committee determines increases in base salary by the use of formal salary increase guidelines. These guidelines are based upon individual performance and the individual's position within the salary range for his or her position. Performance is evaluated on a scale of 1 (unsatisfactory) to 5 (outstanding), and the current salary level is evaluated as below minimum, minimum to mid-point, mid-point to maximum, and over maximum. An individual employee's results on both scales will determine any increase in base salary. The guidelines for 2006 were primarily influenced by cost of living increases and resulted in an average 4% increase.

         As noted above, the base salaries for each of Mr. Erwin's first three years of employment were specified in his employment agreement with us. For 2006 and 2007, the agreement set his base salary at $204,250 and $219,570, respectively. After the initial three years, the contract provides that the


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

Board will periodically review his base salary and may increase (but may not decrease) his base salary in accordance with our salary administration policies and procedures.

         Base salaries for each of Messrs. Erwin, Traynham, Wolfe, Burke and Ms. Davies are set forth in the "Salary" column of the Summary Compensation Table. For 2007, the Committee has set executive officer base salaries at the following amounts: Mr. Erwin- $219,570 (as specified in his employment agreement); Mr. Traynham - $160,125; Mr. Wolfe - $181,125; Mr. Burke- $138,075; Ms. Davies -
$133,500.

         Incentive Compensation and Bonus

         Under our Senior Management Incentive Plan, annual cash incentive awards are directly linked to performance of our executive officers. Fifty percent of each executive officer's incentive award is determined by our financial performance, and the other fifty percent of the award is determined by the individual executive's performance in achieving goals established at the beginning of the year. We set an individual incentive award target ranging from 33% to 40% of base salary for each executive officer, and awards can range from 0 to 150% of this target depending on individual performance and our financial performance. The plan provides that no payments will be made if we fail to earn at least 75% of our budgeted net income.

         For 2006, incentive award targets as a percentage of base salary were 40% of base salary for Mr. Traynham and Mr. Wolfe, and 33% of base salary for Mr. Burke and Ms. Davies. As noted above, actual awards could range from 0% to 150% of these targets depending on our financial performance and the performance of the individuals based on goals established at the beginning of the year and appraised by Mr. Erwin at the end of year.

         Our Company's financial goals for 2006 with respect to which executive compensation was measured were to achieve annual return on assets and return on equity at levels that would cause us to earn consolidated net income of at least $5.3 million and to improve our asset quality by reducing charge offs and nonaccrual loans. Our net income for 2006 was $5,009,000, an increase of $3,998,000 or 395.5% over our net income for 2005, which was somewhat short of our goal, but nonetheless, a significant achievement. Additionally, in 2006, our management made numerous improvements in the lending area, including hiring new loan personnel, improving our risk management systems, implementing more extensive external loan reviews, redesigning loan approval processes, increasing our use of technology, and more actively managing our problem and potential problem loans. These improvements have already helped us to make significant progress toward our goals of improving our asset quality, and we expect them to continue to contribute toward our progress in this area throughout 2007 and beyond.

         In assessing personal performance of our executive officers for 2006, we took into consideration the following specific contributions to our success. With respect to Mr. Wolfe, President of our Bank, we took into specific consideration his leadership in integrating four disparate banks into a unified community bank poised for substantial growth. With respect to Mr. Traynham, our President and Chief Financial Officer, we took into specific consideration his extraordinary commitment of time and attention to matters related to the merging of our four subsidiary banks into one bank, the time and expertise he devoted to helping us comply with the complex financial regulatory and reporting requirements applicable to public companies generally and financial institutions specifically, and his involvement with the conversion of the management information systems especially as related to the general ledger system. With respect to Mr. Burke, our Chief Credit Officer, we took into specific consideration his success in helping to identify and work toward resolution of problem loans, his leadership in developing improved credit administration and loan approval processes, and his efforts toward building a unified, safe and sound, and coherent credit culture. With respect to Ms. Davies, our Chief Information Officer, we took into specific consideration her exemplary leadership in the organization, planning, execution and implementation of a management information system conversion contemporaneously with a change in the banks' corporate structure.

         Based  on  its  assessments  of  our  financial   performance  and  the
individual performance of our executive officers in 2006, the Committee recommended cash incentive awards under the Senior Management Incentive Plan for 2006 at the target amounts as follows: Mr. Traynham, $61,000; Mr. Burke, $43,395; Ms. Davies, $48,819; and Mr. Wolfe, $68,804.

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

         As noted above, Mr. Erwin's employment agreement specifies maximum performance-based incentive awards for each of his first three years of employment. For 2006 and 2007, the agreement sets the maximum possible awards at $45,750 and $55,430, respectively. The eligibility criteria for the 2006 and 2007 awards are a high quality performance appraisal by the Board and metrics in alignment with our strategic plan. The Compensation Committee determines whether the eligibility criteria have been met, and recommends the actual amount of any award to the full Board. Based on recommendations of the Committee, the Board voted to award Mr. Erwin the maximum possible incentive award under the agreement of $45,750. The Board also voted to pay Mr. Erwin an additional discretionary bonus award for 2006 of $24,250. These awards are in recognition of our progress in 2006 and Mr. Erwin's leadership in helping us to achieve this progress. More specifically, we considered Mr. Erwin's strategic vision in redefining our Company for future growth, his exemplary leadership in improving our asset quality and risk management systems, and his leadership in insuring the conduct of regular banking business for our customers during strategic changes associated with the merger of our four banks into one bank and our information systems conversion.

         Stock Options

         From time to time, we grant stock options to our executive officers. We set stock option awards at levels we believe to be competitive with other financial institutions/companies of similar size and to advance our goal of retaining key executives. Stock option awards provide an incentive that focuses each executive's attention on managing our Company from the perspective of a stockholder with an equity stake in the business. Because we set the exercise price at the fair market value of our common stock on the date of grant, the economic value of stock options awarded is directly tied to the future performance of our stock and will provide value to the recipient only when the price of our stock increases over the exercise price. Stock option awards for executive officers are approved by the Board of Directors. We believe that the costs to our Company of granting options as opposed to paying additional cash compensation, both in terms of the impact on earnings under the new accounting rules for options and potential dilution of the outstanding common stock, are far-outweighed by the benefits provided to us in terms of providing incentives to our executive officers to increase earnings and shareholder value. We do not award options every year.

         Mr. Erwin's employment agreement specified that stock option awards would be granted to him upon execution of the agreement, and options to purchase an additional 10,000 shares would be granted on each of the first and second anniversary of the agreement if, in the sole discretion of our Board, he completed the year with a high performance appraisal. Based on his performance evaluation, the Board granted the additional 10,000 shares on each of the January 2006 and 2007 anniversaries. The 2006 award was actually granted on the last business day of 2005.

         No stock options or other equity-based awards were granted to our other executive officers during 2006. The Company is proposing a new equity compensation plan for shareholder approval at the Annual Meeting to replace the 1997 Employee Stock Option Plan that expired in March 2007. See "PROPOSAL TO ADOPT THE COMMUNITY BANKSHARES, INC. 2007 EQUITY PLAN."

         Other Benefits

         We provide our executive officers with the same insurance benefits we provide to all our other employees, and make contributions to our 401(k) plan on their behalf on the same basis as we make contributions for all other employees. We also provide supplemental disability insurance coverage for executive officers and certain other senior officers because our group disability insurance plan that covers all employees has maximum dollar benefits that limit the coverage for executive officers. The amount of supplemental disability coverage we provide to our executive officers is intended to allow them the same level of benefits as a percentage of base salary as is provided under our group plan to all other employees.

         We also pay country club dues for some of our executives. In addition, we encourage, and pay for our executives and their spouses, to attend banking conventions and seminars. The Compensation Committee has determined that these benefits play an important role in our executive officers' business development activities on behalf of our Company.

         Pursuant to the terms of his employment agreement, we provide Mr. Erwin with a $9,000 annual automobile allowance and life insurance.

         All of the foregoing additional elements of compensation awarded to named executives in 2006 were set at levels believed to be competitive with other financial institutions in South Carolina. The Compensation Committee has determined that providing such benefits helps to retain key executives and is an important factor in keeping our executive compensation packages competitive in our market area.

         Noncompetition, Severance and Employment Agreements

         We have entered into employment agreements with each of Messrs. Erwin, Traynham and Wolfe. These agreements are described under - "Employment Agreements." As discussed in that section, the agreements provide, among other things, for payments to our executive officers upon termination of their employment other than for cause or upon a change of control. The events set forth as triggering events for the payments were selected because they are events similar to those provided for in many employment agreements for executive officers of financial institutions throughout South Carolina. It has become increasingly common in South Carolina for community financial institutions to provide for such payments under such conditions in order to retain key personnel.

         Tax and Accounting Considerations

         We expense salary, bonus and incentive compensation and benefit costs as they are incurred for tax and accounting purposes. Salary, bonus and incentive compensation, and some benefit payments are taxable to the recipient as ordinary income. The tax and accounting treatment of the various elements of compensation is not a major factor in our decision making with respect to executive compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.

         Security Ownership Guidelines and Hedging of Securities

         We do not have any formal security ownership guidelines for our executive officers, but most of our executive officers own a significant number of shares. We do not have any policies regarding our executive officers' hedging the economic risk of ownership of our shares.

         Financial Restatement

         The Board of Directors does not have a policy with respect to adjusting retroactively any cash or equity based incentive compensation paid to our executive officers where payment was conditioned on achievement of certain financial results that were subsequently restated or otherwise adjusted in a manner that would reduce the size of an award or payment, or with respect to recovery of any amount determined to have been inappropriately received by an individual executive. If such a restatement were ever to occur, the Board would expect to address such matters on a case-by-case basis in light of all of the relevant circumstances.

Compensation Committee Report

      The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" included in this Proxy Statement with management of our Company. Based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis" be included in our 2007 Annual Report on Form 10-K and in this Proxy Statement.

           Alvis J. Bynum (Chairman)            J. V. Nicholson, Jr.
           Charles E. Fienning                  Wm. Reynolds Williams
           J. M. Guthrie

Compensation Committee Interlocks and Insider Participation

         The members of our Compensation Committee for the year ended December 31, 2006 were Wm. Reynolds Williams, J. M. Guthrie, Charles E. Fienning, J. V. Nicholson, Jr. and Alvis J. Bynum (chairman), none of whom is a current or former officer of our Company.

         The law firm of Willcox, Buyck & Williams, P.A., in which Wm. Reynolds Williams is a member, provided legal services to us in 2006, and is continuing to provide legal services to us in 2007.

Executive Officer Compensation

The following table summarizes for the year ended December 31, 2006, the compensation awarded to, earned by or paid to our executive officers and the chief executive officer of our Bank.

                           Summary Compensation Table

Name                               Year    Salary      Bonus         Option     Non-         All            Total
and                                           ($)          ($)       Awards     Equity       Other           ($)
Principal                                                               ($)     Incentive    Compen-
Position                                                                        Plan         sation
                                                                                Compen-      ($)(5)
                                                                                sation
                                                                                    ($)
--------------------------------   ----    --------    ----------    ------     -----------  -------      ---------
Samuel L. Erwin                    2006    $204,250    $24,250(1)       (2)     $45,750(3)   $24,916      $299,166
     Chief Executive Officer of
     Community Bankshares, Inc.
William W. Traynham                2006    $151,791        -0-          -0-     $61,000(4)   $13,021      $225,812
     President of Community
     Bankshares
Michael A. Wolfe                   2006    $168,916        -0-          -0-     $68,804(4)   $14,510      $252,230
     President of Community
     Resource Bank
Gregory G. Burke                   2006    $130,958        -0-          -0-     $43,395(4)   $10,162      $184,515
     Chief Credit Officer of
     Community Bankshares, Inc.
Jo H. Davies                       2006    $130,142        -0-          -0-     $48,819(4)   $10,071      $189,032
     Chief Information Officer
     of  Community Bankshares,
     Inc.

(1) See "--Compensation Discussion and Analysis - Incentive Compensation and Bonus" for a discussion about the basis for this discretionary bonus award.
(2) Although we granted options to purchase 10,000 shares to Mr. Erwin for 2006 under the terms of our employment agreement with him, we granted these options on December 31, 2005, and, accordingly, we did not recognize any dollar amounts for financial statement reporting purposes in accordance with Financial Accounting Standard 123R relating to such options in 2006.
(3) This amount was the maximum incentive award permitted pursuant to Mr. Erwin's employment agreement. See "--Compensation Discussion and Analysis - Incentive Compensation and Bonus" for a discussion of this incentive award
(4) These amounts are incentive awards pursuant to the Senior Management Incentive Plan. See "--Compensation Discussion and Analysis - Incentive Compensation and Bonus" for a discussion of these incentive awards.

(5) Includes our 2006 contributions to the Bank's 401(k) Plan on behalf of the named persons, premiums for medical insurance, disability insurance and life insurance, and automobile allowance in the amounts shown below:

Name                                 Year      401(k)  Medical & dental   Disablity    Life ins.  Auto allow.   Club dues     Total
----                                 ----      ------  ----------------   ---------    ---------  -----------   ---------     -----

Mr. Erwin .....................      2006    $ 8,444      $ 3,584          $   593      $ 1,075    $ 9,000      $ 2,220      $24,916

Mr. Traynham ..................      2006    $ 6,077      $ 3,584          $ 1,065      $   495    $     -      $ 1,800      $13,021

Mr. Wolfe .....................      2006    $ 6,799      $ 3,584          $ 1,404      $   495    $     -      $ 2,228      $14,510

Mr. Burke .....................      2006    $ 5,238      $ 3,584          $   845      $   495    $     -      $     -      $10,162

Ms. Davies ....................      2006    $ 5,205      $ 3,584          $   787      $   495    $     -      $     -      $10,071


                        2006 Grants of Plan-Based Awards

         The following table provides information about 2006 cash incentive awards under our Senior Management Incentive Plan, and the 2006 cash incentive award and grant of options to our Chief Executive Officer pursuant to the terms of our employment agreement with him. We did not grant any equity incentive plan awards or other stock awards to executive officers other than Mr. Erwin for 2006. See "---Compensation Discussion and Analysis - Incentive Compensation and Bonus," and "--Stock Options" for more information about these awards.

    Name                     Grant        Estimated Possible Future    All Other   Exercise    Grant
                             Date                  Payouts             Option      or Base     Date
                                         Under Non-Equity Incentive    Awards:     Price of    Fair
                                               Plan Awards (1)         Number      Option      Value of
                                                                       of          Awards      Stock
                                                                       Securities  ($/Sh)(3)   and
                                                                       Under-                  Option
                                                                       lying                   Awards(4)
                                                                       Options
                                                                          (#)
    ----                     -----        -------------------------    ---------   --------    -----
                                        Threshold   Target  Maximum
                                          ($)       ($)        ($)
                                        ---------   ------  -------

    Samuel L. Erwin          12/31/05                                   10,000(2)   $17.00      $32,068
                                              --   $45,750         --
    William W. Traynham                       $0   $61,000   $ 91,500          --       --           --
    Michael A. Wolfe                          $0   $70,000   $105,000          --       --           --
    Gregory G. Burke                          $0   $43,395   $ 65,093          --       --           --
    Jo H. Davies                              $0   $43,395   $ 65,093          --       --           --

(1) Amounts in these columns represent the threshold, target and maximum amounts that could have been paid pursuant to 2006 incentive awards under the Senior Management Incentive Plan for each of Messrs. Traynham, Wolfe, Burke and Ms. Davies, and pursuant to his employment agreement for Mr. Erwin. As reflected in the Summary Compensation Table, payouts were at or near the target level.

(2) Although they were granted on December 31, 2005, these options relate to 2006. The options vested upon grant and are exercisable for a period of five years from the date of grant. Because these options were granted in 2005, they are not reflected in our financial statements for 2006.
(3) The closing price of our common stock on the American Stock Exchange on the date of grants of the options.
(4)  The grant date fair value computed in accordance with FAS 123(R).

Employment Agreements

         We have entered into employment agreements with our Chief Executive Officer, Samuel L. Erwin, our President, William W. Traynham, and Michael A. Wolfe, the President of our Bank. Each agreement was for an initial term of three years. Beginning on the third anniversary, and on each subsequent annual anniversary, the agreement is automatically extended for an additional year unless notice that it will not be extended is given to the employee at least 90 days prior to the anniversary. Each agreement provides for a base salary; eligibility for bonuses and participation in incentive compensation plans as determined by the Board; benefits such as club dues, 401(k) plan participation and contribution matching, health and dental insurance, reimbursement of employment related expenses, vacation, and participation in other benefits generally provided to Company employees. In addition, Mr. Erwin's agreement provides for the granting of stock options, an automobile allowance, and life insurance. All of these elements of compensation are discussed above under "--Compensation Discussion and Analysis." The agreements also provide for the payment of benefits after termination of the executive's employment under the circumstances discussed below.

         If we terminate the executive's employment, or if the executive terminates his employment, within six months following a change of control of our Company we are required to pay him a lump sum of twice the amount of his annual base salary in effect at the date of termination. If, however, this amount would equal or exceed three times the base amount under Internal Revenue Code section 280G, it will be adjusted to have a value of three times the base amount under Section 280G less $100. This provision of the agreements is initially effective for a period of five years from the effective date of the agreements. Commencing on the first anniversary after the date of the agreements, and on each annual anniversary thereafter, effectiveness of this provision will automatically be extended for an additional year unless we give notice 30 days prior to the anniversary date that it will not be extended. The executive is not required to mitigate his loss of income and any income he receives will not reduce the amounts we are required to pay him. If the executive dies after a change of control and while we still owe him payments under this provision of the agreement, we are required to make the payments to his devisee or designee.

         The agreements provide that a "change of control" of our Company will be deemed to have occurred if either of the following events occurs: (i) any person or group acting in concert, directly or indirectly, acquires voting control of us; or (ii) we are merged with or into any other entity and we are not the surviving entity of the merger.

         Based on the provisions of the agreements, the estimated amounts we would have been required to pay to each of our executive officers if we had terminated him, or if he had terminated his employment within six months following a change of control, and if the date of termination were December 29, 2006, would have been as follow: Mr. Erwin - $408,500; Mr. Wolfe - $350,000; Mr. Traynham - $305,000.

         If there has been no change of control and the executive terminates his employment for good reason or we terminate him other than for cause, we are required to continue to pay the executive for the remaining term of the agreement his base salary at the rate in effect immediately prior to the date of termination, and to continue to provide him with, or pay for him to obtain, the same, or substantially similar, insurance coverages as those he would have had had he remained an employee. We must also pay him his base salary through the end of the month of termination, any bonus awarded but not yet paid, any benefits to which he is entitled as a result of termination under the terms of any other plans or arrangements to which he is a party, and any unpaid expenses we owe him. If a termination under this provision occurs during the last twelve months of the term of the agreement, the base salary will be paid and benefits will be provided for twelve months.

         The agreements define "good reason" as any of the following: (i) our failure to comply with any material provision of the agreement or the material diminution or alteration of the executive's authority and duties under the agreement, provided that the executive gives us written notice of such failure and such failure is not cured within 30 days; (ii) our failure to obtain the assumption of our obligations under the agreement by any successor; (iii) our failure to make the payment required under the agreement; or (iv) any purported termination of the executive's employment by our action that is not effected pursuant to a notice of termination in accordance with the requirements of the agreement.

         Based on provisions of the agreements, the estimated amounts, including salary and all benefits, we would have been required to pay to each of our executive officers if, in the absence of a change of control, he had terminated his employment for good reason, or if we had terminated him other than for cause, and if the date of termination were December 29, 2006, would have been as follow:

                                       Mr. Erwin      Mr. Wolfe     Mr. Traynham
                                       ---------      ---------     ------------
Salary .............................    $408,500       $371,875       $324,063
401k match .........................    $ 16,340       $ 14,875       $ 12,963
Bonus or nonequity incentive .......    $ 70,000       $ 69,111       $ 61,000
Insurance ..........................    $ 10,504       $ 11,651       $ 10,931
Other ..............................    $  4,440       $  4,735       $  3,825
                                        --------       --------       --------
Total ..............................    $509,784       $472,247       $412,781
                                        ========       ========       ========

We entered into the agreement with Mr. Erwin January 1, 2005, and entered into the agreements with each of Messrs. Wolfe and Traynham February 15, 2005. Accordingly, the automatic annual extensions have not yet commenced, and the remaining term of Mr. Erwin's agreement at December 29, 2006 would be 23 months and 30 days, and the remaining terms of Messrs. Wolfe's and Traynham's agreements would be 25 months plus 13 days.

         If we terminate the executive's employment for cause, if the executive terminates his employment other than for good reason or as a result of death, disability or retirement, we must also pay him his base salary through the end of the month of termination, any bonus awarded but not yet paid, any benefits to which he is entitled as a result of termination under the terms of any other plans or arrangements to which he is a party, and any unpaid expenses we owe him. The estimated amounts, including salary and all benefits, we would have been required to pay to each of our executive officers if we had terminated him for cause, if he had terminated his employment other than for good reason, or as a result of death, disability or retirement, and if the date of termination were December 29, 2006, would have been as follow: Mr. Erwin - $0; Mr. Wolfe - $0; Mr. Traynham - $0.

         The agreements require the executives to abide by all of our rules and procedures designed to protect our confidential information and to preserve and maintain all such information in strict confidence during their employment with us and for as long after termination of employment as the confidential information remains, in our sole opinion, proprietary and confidential. Additionally, prior to the later of (i) the end of the term of employment, (ii) the date of termination or (iii) the completion of base salary payments in the event of termination by the executive for good reason or by us other than for cause, the agreements prohibit the executive, within a 25 mile radius of any of our operating offices (with respect to Mr. Erwin), or within a 25 mile radius of the location of his office with the Company or any of its subsidiaries (with respect to Messrs. Traynham and Wolfe), from managing, operating or being employed by, participating in, or being connected in any manner with the management, operation, or control of any business engaged in the businesses in which we are engaged on the date of termination. The agreements also provide that, regardless of the circumstances of termination of employment, for a period of 12 months after the termination of his employment, or the completion of base salary payments in the event of termination by the executive for good reason or by us other than for cause, the executive will not solicit the business or patronage, directly or indirectly, from any of our customers, and the executive will not seek to or assist others to persuade any of our employees engaged in similar work or related to our work to discontinue employment with us or seek employment or engage in any business in which we are engaged.

         The foregoing descriptions of the Employment Agreements are merely summaries of such agreements and are qualified in their entirety by reference to the agreements, which are included in the Company's filings with the Securities and Exchange Commission.

                Outstanding Equity Awards at 2006 Fiscal Year-End

         The following table provides information about stock options held by our executive officers at the end of 2006. Our executive officers had no other forms of equity awards at that time. Mr. Erwin's options were awarded pursuant to the terms of his employment agreement and our other executives' options were issued pursuant to our 1997 Stock Option Plan, which is described below under the caption "--1997 Stock Option Plan."

     Name                   Number        Number          Option      Option
                            of            of              Exercise    Expiration
                            Securities    Securities      Price       Date
                            Underlying    Underlying         ($)
                            Unexercised   Unexercised
                            Options       Options
                                (#)            (#)
                            Exercisable   Unexercisable
     ----                   ------------  --------------  ----------  ----------
     Samuel L. Erwin              10,000               0      $18.00      1/3/10
                                  10,000               0      $17.00    12/30/10
     William W. Traynham           4,200               0       $7.62     4/27/07
                                   5,250               0      $12.83     2/17/09
                                   5,000               0      $11.00     2/26/01
                                   5,000               0      $18.85    10/27/13
     Michael A. Wolfe              8,400               0       $7.62     4/27/07
                                   5,250               0      $12.83     2/17/09
                                   5,000               0      $11.00     2/26/01
                                   5,000               0      $18.85    10/27/13
     Gregory G. Burke              8,000               0      $17.40     3/28/10
     Jo H. Davies                  3,500               0      $18.85    10/27/13

                     2006 Option Exercises and Stock Vested

         The following table provides information about our executive officers' exercises of stock options during 2006. There were no outstanding stock awards in 2006.


                                                  Option Awards
                                                  -------------
         Name                            Number of                Value
                                          Shares                Realized
                                         Acquired                  on
                                            on                  Exercise
                                         Exercise                ($)(1)
                                            (#)
                                         --------               -------
         Samuel L. Erwin                       0                $     0
         William W. Traynham               4,200                $34,776
         Michael A. Wolfe                      0                $     0
         Gregory G. Burke                      0                $     0
         Jo H. Davies                          0                $     0

(1) The difference between the market price on the date of exercise and the exercise price.

Pension Benefits and Nonqualified Deferred Compensation

         We do not currently provide any retirement or pension plans (other than our 401(k) plan), or any defined contribution or other plans that provide for deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change of Control

         Payments we would be required to make to our executive officers under their employment agreements in the event of termination of their employment under various circumstances, including in the event of a change of control of our Company, are discussed above under the caption "--Employment Agreements."

         In addition, under our Senior Management Incentive Plan, if the executive leaves our Company for reason of death, disability, or retirement, he or she would be eligible for a pro-rata award from the plan based on the number of months worked. If employment of our executive officers had terminated for any of these reasons as of December 29, 2006, we would have been required to pay them the following amounts under the plan: Mr. Erwin - $45,750; Mr. Traynham - $61,000; Mr. Wolfe - $68,804; Mr. Burke - $43,395; and Ms. Davies - $48,819.

Director Compensation

         Prior to the Merger, we paid directors' fees of $400 per month during 2006 to all outside directors, except the Chairman who received $800 per month. Subsequent to the Merger, during the fourth quarter of 2006, we paid directors' fees of $500 per month to all outside directors, except the Chairman, who received $1,000 per month. Prior to the Merger, Orangeburg National Bank paid directors' fees of $800 per month during 2006, Sumter National Bank paid directors' fees of $600 per month during 2006, and Florence National Bank and the Bank of Ridgeway paid directors' fees of $500 per month during 2006. Subsequent to the Merger, Community Resource Bank paid directors' fees of $500 per month in 2006. We only pay directors' fees to outside directors. The directors' fees we paid and our subsidiaries paid in 2006 totaled $287,100. The table below shows the amount of fees we and our subsidiaries paid to each of our individual directors, who individually served on the corporate and subsidiary boards, in 2006. We do not provide any other forms of compensation to our outside directors.

                           2006 Director Compensation

Name                             Fees           Total
                              Earned or
                               Paid in
                               Cash ($)
----------------------         -------        ---------
E. J. Ayers, Jr.               $18,900         $18,900
Alvis J. Bynum                 $ 3,500         $ 3,500
Martha Rose C. Carson          $13,800         $13,800
Anna O. Dantzler               $13,800         $13,800
Thomas B. Edmunds              $11,100         $11,100
Charles E. Fienning            $ 3,500         $ 3,500
J. M. Guthrie                  $13,800         $13,800
Richard L. Havekost            $11,100         $11,100
J. V. Nicholson, Jr.           $11,100         $11,100
Samuel F. Reid, Jr.            $13,800         $13,800
J. Otto Warren, Jr.            $13,800         $13,800
Wm. Reynolds Williams          $11,100         $11,100

1997 Stock Option Plan

         Our 1997 Stock Option Plan, as amended, reserved a total of 785,600 shares for issuance under the plan. Options may be granted pursuant to the plan to persons who are our employees or employees of any of our subsidiaries (including officers and directors who are employees) at the time of grant. At

December 31, 2006, we and our subsidiaries had 195 employees. Our non-employee directors are also permitted to participate in the plan. Such non-employee directors are only eligible to be granted non-qualified stock options.

         All incentive stock options must have an exercise price not less than the fair market value of common stock at the date of grant, as determined by our Board of Directors. Non-qualified options will have such exercise prices as may be determined by our Board of Directors at the time of grant, and such exercise prices may be less than fair market value. The Board of Directors may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. Our Board of Directors also selects the employees to receive grants under the plan and determines the number of shares covered by options granted under the plan. No options may be exercised after ten years from the date of grant, options may not be transferred except by will or the laws of descent and distribution, and options may be exercised only while the optionee is an employee of our Company, within three months after the date of termination of employment, or within twelve months of death or disability. The number of shares reserved for issuance under the plan, the number of shares covered by outstanding options, the exercise price and the exercise date of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without our receipt of consideration. The Board of Directors may amend, suspend or terminate the plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the plan, or materially modify the eligibility requirements under the Plan without shareholder approval or ratification. The plan terminated on March 16, 2007, and no options have been granted thereunder after that date.

         As of March 31, 2007, there were outstanding incentive options to purchase 305,387 shares and nonqualified options to purchase 11,400 shares. The market value of our common stock on March 30, 2007 was $16.20 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the ordinary course of its business, our Bank makes loans to, accepts deposits from, and provides other banking services to, certain of our directors and executive officers, their associates, and members of their immediate families. Loans are made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features. Rates paid on deposits and fees charged for other banking services, and other terms of these transactions, are also the same as those prevailing at the time for comparable transactions with other persons. Our Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with our directors, officers, principal stockholders, their associates, and members of their immediate families. Loans outstanding to such persons at December 31, 2006 totaled $4,051,000. None of such loans have been on non-accrual status, 90 days or more past due, or restructured at any time.

         From time to time we may also enter into other types of business transactions or arrangements for services with our directors, officers, principal shareholders or their associates. These types of transactions or services might include, among others, purchases of furnishings and provision of legal services. We only enter into such arrangements if we determine that the prices or rates offered are comparable to those available to us from unaffiliated third parties. Our Board approves such transactions on a case by case basis. We do not have written policies or procedures with respect to such approvals.

         The law firm of Horger, Barnwell & Reid, L.L.P., in which Samuel F. Reid, Jr., one of our directors, is a partner, provided legal services to us in 2006, and is continuing to provide legal services to us in 2007. The law firm of Willcox, Buyck & Williams, P.A., in which Wm. Reynolds Williams, also one of our directors, is a member also provided legal services to us in 2006, and is continuing to provide legal services to us in 2007.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
                                   COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and certain individuals are required to report periodically their ownership of our common stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Forms 3, 4 and 5 and written representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2006, except Mr. Traynham who failed to timely file one report with respect to one transaction. It is our practice to assist directors with filing of Section 16(a) reports.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         Our Audit Committee has appointed J. W. Hunt & Company, LLP, independent certified public accountants, as our independent auditors for the current fiscal year ending December 31, 2007. A representative of J. W. Hunt & Company, LLP is expected to be present at the 2007 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he or she so desires, and will respond to appropriate questions from shareholders.

Fees Billed by Independent Auditors

         The following table shows the aggregate fees expected to be billed by, and billed by J.W. Hunt & Company, LLP, our independent auditors, for audit services provided to us and to our subsidiaries in connection with our consolidated financial statements and reports for the fiscal years ended December 31, 2006 and 2005, and for other services rendered during fiscal years 2006 and 2005, as well as all out-of-pocket costs billed, or expected to be billed, to us in connection with these services.


Fee Category                                 2006       % of Total       2005       % of Total
------------                                 ----       ----------       ----       ----------
Audit Fees ............................    $110,200           80%      $112,300          85%
Audit-Related Fees ....................       8,885            7%         8,525           6%
Tax Fees:
      Tax compliance/preparation ......      15,200           11%        11,900           9%
      Other tax services ..............       3,200            2%             -            -
                                           --------                    --------
          Total tax fees ..............      18,400           13%        11,900           9%
                                           --------                    --------
All Other Fees ........................           -            -              -            -
                                           --------                    --------

Total Fees ............................    $137,485         100%       $132,725         100%
                                           ========                    ========

         Audit Fees: Audit fees include fees billed to us for professional services provided in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports, and services that are normally provided by our independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

         Audit-Related Fees: Audit-related fees include fees billed to us for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, attest services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and agreed upon procedures required by various government agencies, such as the Federal Home Loan Bank or the Department of Housing and Urban Development.

         Tax Fees: Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation fees include fees billed to us for professional services related to federal and state tax compliance.

         All Other Fees: All other fees would include fees for services other than those reported above. J.W. Hunt & Company, LLP did not provide us with any other services in either year.

         In making its decision to appoint J.W. Hunt & Company, LLP as our independent auditors for the fiscal year ending December 31, 2007, our Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of J.W. Hunt & Company, LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         Our Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by our independent auditors, subject to possible limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

         General pre-approval of certain audit, audit-related and tax services is granted by our Audit Committee at the first quarter Audit Committee meeting. The Committee subsequently reviews fees paid. Specific pre-approval is required for all other services, of which there were none during the year. During 2006, all audit and permitted non-audit services were pre-approved by the Committee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of our Board of Directors has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2006. Our Audit Committee has discussed with our independent auditors, J. W. Hunt & Company, LLP, the matters required to be discussed by Statement on Accounting Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our Audit Committee has also received the written disclosures and the letter from J. W. Hunt & Company, LLP, required by Independence Standards Board Standard No. 1, (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with J. W. Hunt & Company, LLP, their independence. Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

          Alvis J. Bynum                          Richard L. Havekost
          Anna O. Dantzler                        J. V. Nicholson, Jr.
          Charles E.Fienning, Chairman            Thomas B. Edmunds


                                PROPOSAL TO ADOPT
                 THE COMMUNITY BANKSHARES, INC. 2007 EQUITY PLAN

Introduction

         We are seeking approval of the Community Bankshares, Inc. 2007 Equity Plan. Our 1997 Stock Option Plan expired in March 2007. The Community Bankshares, Inc. 2007 Equity Plan (the "2007 Equity Plan") authorizes the issuance of 350,000 shares of our common stock and allows the use of a broad range of equity based compensation arrangements. We believe that the 2007 Equity Plan will support our objective of paying for performance and aligning management's interests with those of shareholders.

         The following description of the material terms of the 2007 Equity Plan is qualified in its entirety by reference to the terms of the 2007 Equity Plan, a copy of which is attached to this proxy statement as Appendix A.

Description of the Plan

Purpose

         The purpose of the 2007 Equity Plan is to provide financial incentives for selected employees and non-employee directors, thereby promoting the long-term growth and financial success of our Company by (a) attracting and retaining employees and non-employee directors of outstanding ability, (b) strengthening our capability to develop, maintain, and direct a desirable management team, (c) providing an effective means for selected employees and non-employee directors to acquire and maintain ownership of our stock, (d) motivating employees to achieve long-range performance goals and objectives, and
(e) providing competitive incentive compensation opportunities.

Eligible Individuals

         Directors, officers and employees of our Company and its subsidiaries (including regional directors of subsidiaries) are eligible to participate in the 2007 Equity Plan. As of April 3, 2007, there are 35 directors (including regional directors of subsidiaries) and 50 non-director officers who are eligible to participate in the plan. Officers and employees will be selected for participation in the discretion of the committee administering the plan. Participation by our directors will be determined by the Board of Directors. The amount of benefits that will be received has not been allocated to any individuals or groups and is not presently determinable.

Administration

         The 2007 Equity Plan is administered by the Compensation Committee of the Board, except with respect to grants to non-employee directors of our Company, which will be administered by the Board of Directors. The body administering the plan will be referred to in this description as the "Committee." The Committee will determine the eligible individuals to whom, and the time or times at which, awards will be granted, the number of shares subject to awards to be granted to any eligible individual, the duration of any award cycle, and any other terms and conditions of the grant, in addition to those contained in the plan. Each grant under the plan will be confirmed by and subject to the terms of an award agreement.

Authorized Shares

         The maximum number of shares of common stock that may be issued to participants and their beneficiaries under the 2007 Equity Plan is 350,000. The maximum number of shares that may be issued as unrestricted stock awards or as restricted stock is limited to 175,000. Shares subject to an award under the plan shall be our Company's authorized and unissued shares. The closing price of our common stock as of March 30, 2007 was $16.20.

         If any award is forfeited, terminates, expires or lapses without being exercised, or if any stock appreciation right is exercised for cash, shares of common stock subject to such awards will again be available for distribution in connection with awards under the plan. If the option price of any option or the exercise price of any other award is satisfied by delivering shares of common stock to us (by either actual delivery or by attestation), only the number of shares of common stock delivered to the participant net of the shares of common stock delivered to us or attested to will be deemed delivered for purposes of determining the maximum number of shares of common stock available for delivery under the plan. If we use the cash proceeds of the exercise of an option to acquire shares of our common stock on the open market, an equal number of shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the plan. To the extent any shares of our common stock subject to an award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the plan.

         In the event of certain types of corporate transactions or restructurings, such as stock splits, mergers, consolidations, separations, spin-offs, reorganizations, liquidations, reorganizations, or other distributions, the Committee or the Board shall make adjustments in the aggregate number and kind of shares reserved for issuance under the 2007 Equity Plan, in the maximum share limitations upon stock options, incentive stock options, stock appreciation rights and other awards to be granted to any individual, in the number, kind and option price or exercise price of outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under the plan, and any other equitable substitutions or adjustments that Committee or the Board determine to be appropriate in their sole discretion.

Performance Goals

         Performance goals relating to the payment or vesting of an award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code will be comprised of one or more of the following performance criteria as the Committee may deem appropriate:

     o    Earnings per share (actual or targeted growth);
     o    Net income after capital costs;
     o    Net income (before or after taxes);
     o Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);
     o    Efficiency ratio;
     o    Full-time equivalency control;
     o Stock price (including, but not limited to, growth measures and total shareholder return);
     o    Noninterest income compared to net interest income ratio;
     o    Expense targets;
     o    Operating efficiency;
     o    EVA(R);
     o    Credit quality measures;
     o    Customer satisfaction measures;
     o    Loan growth;
     o    Deposit growth;
     o    Net interest margin;
     o    Fee income; and
     o    Operating expense.

         Any of the performance criteria listed may be applied solely with reference to our Company and/or any subsidiary or relatively between our Company and/or any subsidiary and one or more unrelated entities. In addition, different performance criteria may be applied to individual participants or to groups of participants and, as specified by the Committee, may be based on results achieved (i) separately by our Company or any subsidiary, (ii) any combination of our Company and the subsidiaries or (iii) any combination of business units or divisions of our Company and the subsidiaries. With respect to each performance period, the Committee will establish the performance goals in writing no later than the earlier of 90 days after the beginning of the performance period or expiration of 25 percent of the performance period. Performance goals for awards not intended to comply with Section 162(m) may include the performance criteria listed above but may use other criteria as well.

Stock Options

         Stock options may be granted alone or in addition to other awards. Stock options may be "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code) or nonqualified stock options, as designated by the Committee and specified in the option agreement setting forth the terms and provisions of the options. The term of each stock option will be fixed by the Committee but no incentive stock option may be exercised more than 10 years after the date it is granted. The exercise price per share of common stock purchasable under a stock option will be determined by the Committee but may not be less than the fair market value of the common stock on the date of grant. Options granted under the plan cannot be repriced.

         Except as otherwise provided in the plan, stock options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee, and the Committee may at any time accelerate the exercisability of a stock option. A participant exercising an option may pay the exercise price in cash or, if approved by the Committee, with previously acquired shares of common stock or a combination of cash and stock. The Committee, in its discretion, may allow the cashless exercise of options through the use of a broker-dealer, to the extent permitted by applicable law, or for payment of the exercise price by withholding from the shares issuable upon exercise a number of shares having a fair market value on the date of exercise equal to the aggregate exercise price. The plan contains provisions, which apply unless otherwise determined by the Committee, regarding the vesting and post-termination exercisability of options held by optionees whose employment with us terminates by reason of death, disability, retirement, or otherwise.

Stock Appreciation Rights

         Stock appreciation rights ("SAR") represent the right to receive payment of an amount equal to the amount by which the fair market value of one share of common stock on the trading day immediately preceding the date of exercise exceeds the exercise price multiplied by the number of shares covered by the SAR. SARs may be exercised only when the fair market value of the stock exceeds the exercise price. The Committee may prescribe the other terms and conditions for the exercise of a SAR including requiring the payment of some or all of the amount to which the participant is entitled to be made in common stock valued at its fair market value on the date of exercise. SARs expire on the date set by the Committee at the time of the award.

Restricted Stock

         The 2007 Equity Plan authorizes the Committee to grant restricted stock to individuals with such restriction periods as the Committee may designate. The Committee may also provide at the time of grant that restricted stock cannot vest unless applicable performance goals are satisfied.

         The provisions of restricted stock awards (including any applicable performance goals) need not be the same with respect to each participant. During the restriction period, the stock certificates evidencing restricted shares shall be held by us. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Restricted stock is forfeited upon termination of employment or breach of terms and conditions provided by the Committee. Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock award.

Unrestricted Stock

         The Committee may make awards of unrestricted common stock to employees on such term and conditions as the Committee may prescribe.

Performance Units

         Performance units may be granted either alone or in addition to other awards granted under the 2007 Equity Plan. Performance units may be performance-based stock awards or performance-based cash awards. Performance units may be granted subject to the attainment of performance goals and/or the continued service of the participant. Performance units can be "qualified performance-based awards." At the conclusion of the award cycle, the Committee will evaluate the degree to which any applicable performance goals have been achieved and the performance amounts earned, and will cause to be delivered the amount earned in either cash or shares, at the election of the Committee. Except to the extent otherwise provided in the plan or determined by the Committee, all rights to receive cash or stock in settlement of performance units will be forfeited upon termination of a participant's employment for any reason during the award cycle or before any applicable performance goals are satisfied.

Termination of Service

         Except as specifically provided in an award agreement or by the change in control provisions of the 2007 Equity Plan, the termination of an award recipient's service with us will have the following effects on awards outstanding following the termination: (a) if the termination is due to the death, disability or retirement of the award recipient, the awards will become fully vested and exercisable; (b) in every other case, any awards that are not vested and/or exercisable on the date of termination will immediately terminate and be of no further force and effect; (c) if the recipient's termination is for any reason other than death, disability, retirement or discharge for cause (as defined in the plan), the recipient's options or SARs that are exercisable on the date of termination shall be exercisable until the earlier of three months from the date of termination or the expiration date of such option or SAR; (d) upon termination of an award recipient for cause, any unexercised options or SARs of the recipient shall expire immediately and any non-vested restricted stock awarded to such recipient shall be forfeited; (e) upon the award recipient's death any options or SARs that are then exercisable shall be exercisable by the decedent's personal representative until the earlier of one year from the date of death or the expiration date of the award; (f) upon termination due to disability, the award recipient may exercise any options or SARs which are exercisable on the date of termination until the earlier of one year from the date of termination or the expiration date of the award; (g) upon termination due to retirement, the award recipient may exercise any options or SARs that are exercisable on the date of retirement until the earlier of one year from the date of termination or the expiration date of the award but, if the recipient dies before exercising all of the options or SARs, the decedent's personal representative may exercise such remaining options or SARs before the earlier of one year from the date of death or the expiration date of the award; and (h) a performance unit award shall terminate if there is a termination of service of the award recipient before the end of the applicable performance period.

Change in Control

         Unless provided otherwise by the Committee, in the event of a change in control (as defined in the plan), if we are not the surviving corporation and the survivor or acquiror does not assume outstanding awards or substitute equivalent awards or if the award recipient is terminated without cause within 24 months following a change in control, then all outstanding awards will become immediately exercisable or vested or unrestricted and, in the case of performance awards, will be deemed to be fully earned.

Effectiveness, Amendments and Expiration

         The 2007 Equity Plan will be effective as of the time it is approved by a majority of the votes cast by our shareholders with respect to its approval. The Board of Directors may at any time amend, suspend, or discontinue the plan but may not impair the rights of a holder of outstanding awards without the holder's consent except for an amendment made to comply with applicable law, stock exchange rules or accounting rules. No amendment may be made without the approval of our shareholders to increase the shares issuable under the plan, expand the types of awards grantable, materially expand the class of employees eligible to participate, materially change the method of determining the exercise price of options, delete or limit the prohibition of repricing options, extend the expiration date of the plan, or to the extent such approval is required by applicable law or stock exchange rules. The Committee may amend the terms of any outstanding stock option or other award but no such amendment may cause a "qualified performance-based award" to cease to qualify for the Section 162(m) exemption or impair the rights of any holder without the holder's consent except an amendment made to cause the plan or award to comply with applicable law, stock exchange rules or accounting rules.

Federal Income Tax Consequences

         The following is a summary of the federal income tax rules relevant to participants in the 2007 Equity Plan who receive options, based upon the Internal Revenue Code as currently in effect. These rules are highly technical and subject to change in the future. The following summary relates only to the federal income tax treatment of the awards and the state, local and foreign tax consequences may be substantially different.

         Stock options granted under the plan may be either nonqualified options or incentive options for federal income tax purposes.

Nonqualified Options

         Generally, the optionee does not recognize any taxable income at the time of grant of a nonqualified option. Upon the exercise of the nonqualified option the optionee will recognize ordinary income, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, and will be subject to wage and employment tax withholding. We will generally be entitled to a deduction equal to such ordinary income at the time that the employee recognizes such income. The optionee will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the common stock on the date of exercise. The capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after the exercise date. We will not be entitled to a deduction for any capital gain realized. Capital losses on the sale of common stock acquired upon an option's exercise may be used to offset capital gains.

Incentive Stock Options

         Generally, the optionee will not recognize any taxable income at the time of grant or exercise of an option that qualifies as an incentive option under Section 422 of the Internal Revenue Code. However, the excess of the stock's fair market value at the time of exercise over the exercise price will be included in the optionee's alternative minimum taxable income and thereby may cause the optionee to be subject to an alternative minimum tax. The optionee will recognize long-term capital gain or loss, measured by the difference between the stock sale price and the exercise price, when the shares are sold.

         In order to qualify for the incentive option tax treatment described in the preceding paragraph, the optionee must be employed by us continuously from the time of the option's grant until three months before the option's exercise and the optionee must not sell the shares until more than one year after the option's exercise date and more than two years after its grant date. If the optionee does not satisfy these conditions, the optionee will recognize taxable ordinary income when the optionee sells the shares in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the exercise date and (ii) the sale price. If the sale price exceeds the fair market value on the exercise date, the excess will be taxable to the optionee as long-term or short-term capital gain depending on whether the optionee held the stock for more than one year. Notwithstanding the foregoing, incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value of stock (determined as of the date of grant) with respect to which the options are first exercisable during any calendar year exceeds $100,000. We will not be entitled to any deduction by reason of the grant or exercise of the incentive option or the sale of stock received upon exercise after the required holding periods have been satisfied. If the optionee does not satisfy the required holding periods before selling the shares and consequently recognizes ordinary income, we will be allowed a deduction corresponding to the optionee's ordinary income.

Withholding Taxes

         Because the amount of ordinary income the optionee recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, we may require the optionee to pay the amount required to be withheld by us before delivering to the individual any shares or other payment to be received under the plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the individual.

Equity Compensation Plan Information

         The  following  table sets forth  information  as of December  31, 2006
about  all  of  our  compensation  plans  (including   individual   compensation
arrangements) under which our equity securities are authorized for issuance.

                           Number of securities                                    Number of securities remaining
                           to be issued upon           Weighted-average            available for future issuance
                           exercise of                 exercise price of           under equity compensation plans
                           outstanding options,        outstanding options,        (excluding securities reflected
Plan Category              warrants and rights         warrants and rights         in column (a))
                                     (a)                          (b)                               (c)
--------------------       -----------------           ---------------------       --------------------------------
Equity compensation
plans approved by
security holders ........          437,981(1)                 $ 14.41                               347,619(1)

Equity compensation
plans not approved by
security holders ........               NA                         NA                                   NA
                                   -------                     ------                             --------

Total ...................          437,981(1)                  $14.41                               347,619(1)

(1) Issuable pursuant to the 1997 Employee Stock Option Plan which expired in March, 2007.

Vote Required

         The Community Bankshares 2007 Equity Plan will be approved if the number of shares of common stock voted in favor of adoption of the plan exceed the number of shares of common stock voted against adoption of the plan. Abstentions and broker non-votes will have no effect upon the vote on this matter.

Recommendation

         Our Board of Directors unanimously recommends a vote "FOR" approval of the Community Bankshares 2007 Equity Plan.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         We are providing you a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements (but not including exhibits), free of charge, with this Proxy Statement. You may obtain copies of exhibits to the Form 10-K by making a written request to William W. Traynham, President, Community Bankshares, Inc., Post Office Box 2086, Orangeburg, South Carolina 29116. We will charge you 20(cent) per page for copies of the exhibits. You may also download copies of the Form 10-K and exhibits from the Securities and Exchange Commission website at http://www.sec.gov. The 10-K is also available on our website at www.communitybanksharesinc.com.

                        REFERENCES TO OUR WEBSITE ADDRESS

         References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission's rules or the American Stock Exchange. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

                           INCORPORATION BY REFERENCE

         Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed to be filed with the Securities and Exchange Commission, nor deemed incorporated by reference into any of our prior or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference.

                                 OTHER BUSINESS

         We do not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

                                                                      APPENDIX A

                   COMMUNITY BANKSHARES, INC. 2007 EQUITY PLAN

       THIS PLAN is made as of the 21st day of May, 2007, by Community Bankshares, Inc., a South Carolina corporation (the "Company").

                                    ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The purpose of the Plan is to provide financial incentives for selected Employees and Non-Employee Directors, thereby promoting the long-term growth and financial success of the Company by (a) attracting and retaining Employees and Non-Employee Directors of outstanding ability, (b) strengthening the Company's capability to develop, maintain, and direct a desirable management team, (c) providing an effective means for selected Employees and Non-Employee Directors to acquire and maintain ownership of Company Stock, (d) motivating Employees to achieve long-range Performance Goals and objectives, and (e) providing competitive incentive compensation opportunities.

1.2 Effective Date and Expiration of Plan. The Plan will be effective upon its approval by affirmative vote of the Shareholders required under applicable rules and procedures, including those prescribed under Sections 162(m) and 422 of the Code and applicable stock exchange rules. Unless earlier terminated by the Board pursuant to Section 12.2, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) the adoption of this Plan by the Board or (b) the Effective Date.


                                   ARTICLE II

                                   DEFINITIONS

     The following words and phrases, as used in the Plan, shall have the meanings set forth in this section. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

2.1 Award means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock or Performance Unit Award.

2.2 Award Agreement means the written agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the Award Agreement, the terms of the Plan will govern.

2.3 Board means the Board of Directors of the Company.

2.4 Cause with respect to any Participant, means: (a) Gross negligence or gross neglect of duties; or (b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant's employment or service, as the case may be, with the Company or any of its Subsidiaries; or (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant's employment or provision of services, as the case may be; or (d) Issuance of an order for removal of the Participant by any agency which regulates the activities of the

Company or any of its Subsidiaries. Any determination of "Cause" under this Plan shall be made by the Committee in its sole discretion.

2.5 Company means Community Bankshares, Inc., a South Carolina corporation.

2.6 Company Director means a non-employee member of the Board.

2.7 Company Stock means shares of the Company's common stock, without par value per share.

2.8 Code means the Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued thereunder.

2.9 Committee means the Compensation Committee of the Board or a subcommittee thereof.

2.10 Disability means: (a) with respect to an Incentive Stock Option, "disabled" within the meaning of Section 22(e)(3) of the Code; (b) with respect to any Award subject to Section 409A of the Code, "disabled" as defined under Section 409A of the Code; and (c) with respect to any Award not described in subsections
(a) and (b) of this Section 2.10, a long-term disability as defined by the Company's or Subsidiary's group disability insurance plan, or any successor plan that is applicable to such Participant at the time of his or her Termination, or in the absence of such a plan, "disabled" within the meaning of Section 22(e)(3) of the Code.

2.11 Effective Date means the date on which the Plan is approved by the Shareholders of the Company, as provided in Section 1.2.

2.12 Employee means any person who, on any applicable date, is a common law employee of the Company or any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Subsidiary for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

2.13 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.14 Exercise Price means the amount, if any, that a Participant must pay to exercise an Award (other than an Option).

2.15 Fair Market Value means, as of any specified date, an amount equal to the reported closing price on the specified date of a share of Company Stock on any established stock exchange or quotation system on which the Company Stock is then listed or traded or, if no shares of Company Stock have been traded on such date, the closing price of a share of Company Stock on such established stock exchange or quotation system as reported on the first day prior thereto on which shares of Company Stock were so traded. If the preceding sentence does not apply, Fair Market Value shall be determined in good faith by the Committee using other reasonable means.

2.16 Fiscal Year means the fiscal year of the Company, which is the year ending on December 31.

2.17 Incentive Stock Option means an option within the meaning of Section 422 of the Code.

2.18 Non-Employee Director means either a Company Director or a Subsidiary Director.

2.19 Nonqualified Stock Option means an option granted under the Plan other than an Incentive Stock Option.

2.20 Option means either a Nonqualified Stock Option or an Incentive Stock Option to purchase Company Stock.

2.21 Option Price means the price at which Company Stock may be purchased under an Option.

2.22 Participant means an Employee or a Non-Employee Director to whom an Award has been made under the Plan.

2.23  Performance  Goals means goals  established  by the Committee  pursuant to
Section 4.4.

2.24 Performance Period means a period of time over which performance is measured.

2.25 Performance Unit means the unit of measure determined under Article IX by which the value of a Performance Unit Award is expressed.

2.26 Performance Unit Award means an Award granted under Article IX.

2.27 Personal Representative means the person or persons who, upon the death, Disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or SAR or the right to any Restricted Stock Award or Performance Unit Award theretofore granted or made to such Participant.

2.28 Plan means the Community Bankshares 2007 Equity Plan.

2.29 Predecessor Plans means the Community Bankshares 2004 Stock Option Plan, as amended.

2.30 Restricted Performance Stock means Company Stock subject to Performance Goals.

2.31 Restricted Stock means Company Stock subject to the terms and conditions provided in Article VI and including Restricted Performance Stock.

2.32 Restricted Stock Award means an Award granted under Article VI.

2.33 Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in
Section 6.3.

2.34 Retirement means any normal or early retirement by a Participant pursuant to the terms of any pension plan or policy of the Company or any Subsidiary that is applicable to such Participant at the time of the Participant's Termination.

2.35 SAR means a stock appreciation right granted under Section 5.7.

2.36 Shareholders mean the shareholders of the Company.

2.37 Subsidiary means a corporation or other entity the majority of the voting stock of which is owned directly or indirectly by the Company.

2.39 Subsidiary Director means a non-employee member of the board of directors or regional board of directors of a Subsidiary who is not also a Company Director.

2.39 Termination means a "separation from service" as defined under Section 409A of the Code.

                                   ARTICLE III
                                 ADMINISTRATION

3.1 Committee to Administer. The Plan shall be administered by the Committee; provided, however, that the Board has the authority to grant Awards to Company Directors.

3.2 Powers of Committee.

(a) The Committee and the Board shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. Any action or decision by the Board or the Committee shall be final, binding and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b) Subject to the provisions of the Plan, the Committee or the Board, as the case may be, shall have authority, in its discretion, to determine those Employees and Non-Employee Directors who shall receive an Award; the time or times when such Award shall be made; the vesting schedule, if any, for the Award; and the type of Award to be granted, the number of shares of Company Stock to be subject to each Option and Restricted Stock Award, the value of each Performance Unit and all other terms and conditions of any Award.

(c) The Committee or the Board, as the case may be, shall determine and set forth in an Award Agreement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee or the Board, as the case may be, may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement, in such manner and to the extent the Committee or the Board, as appropriate, shall determine in order to carry out the purposes of the Plan. The Committee or the Board, as the case may be, may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee or the Board, as appropriate, determines that to do so will be in the best interests of the Company and the Participants in the Plan.


                                   ARTICLE IV
                                     AWARDS

4.1 Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee or the Board, as the case may be, deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Employee or Non-Employee Director. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards.

4.2 Eligibility for Awards. An Award may be made to any Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee, his or her present and potential contributions to the success of the Company or any of its Subsidiaries, the value of his or her services to the Company or any of its Subsidiaries, or other factors deemed relevant by the Committee. Non-Employee Directors are eligible to receive Awards pursuant to Article VII.

4.3 Shares Available Under the Plan.

(a) The Company Stock to be issued under the Plan pursuant to Options, SARs, Performance Unit Awards, Restricted Performance Stock and Restricted Stock and unrestricted Company Stock Awards shall be authorized but unissued Company Stock not reserved for any other purpose. Subject to adjustment under Section 12.2, an aggregate of 350,000 shares of Company Stock are hereby reserved for issuance pursuant to Awards under the Plan (as adjusted pursuant to Section 12.2, the "Section 4.3 Limit").

(b) Any shares of Company Stock issued as Restricted Stock or unrestricted Company Stock Awards shall not exceed 50% of the total shares available under the Plan and the maximum number of shares of Company Stock that may be issued pursuant to Incentive Stock Options is the Section 4.3 Limit. The Section 4.3 Limit shall not have counted against it: (i) the number of shares of Company Stock subject to an Option or any other Award which is equal to the number of shares of Company Stock tendered by a Participant to the Company in payment of the Option Price of such Option or the Exercise Price of such other Award, as applicable; (ii) shares of Company Stock subject to an Award which for any reason terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid; (iii) shares of Company Stock withheld from any Award to satisfy a Participant's tax withholding obligations or, if applicable, to pay the Option Price of an Option or the Exercise Price of any other Award;
(iv) if an SAR is settled in whole or in part by the issuance of shares of Company Stock, the number of shares of Company Stock which represents the difference between (A) the number of shares of Company Stock which remain subject to such SAR on the date of such settlement and (B) the number of shares of Company Stock actually issued upon settlement of such SAR; or (v) the number of shares of Company Stock subject to an Option which is equal to the number of shares of Common Stock acquired by the Company on the open market using the cash proceeds received by the Company from the exercise of such Option; provided, however, that such number of shares of Company Stock shall in no event be greater than the number which is determined by dividing (A) the amount of cash proceeds received by the Company from the Participant upon the exercise of such Option by (B) the Fair Market Value of a share of the Company Stock on the date of exercise of such Option.

(c) No awards shall be granted under any Predecessor Plan on and after the date on which the Plan is approved by the Shareholders.

4.4      General Performance Goals.

(a) Performance Goals relating to the payment or vesting of an Award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will be comprised of one or more of the following performance criteria as the Committee may deem appropriate:

     (i) Earnings per share (actual or targeted  growth);
     (ii) Net income after capital costs;
     (iii) Net income (before or after taxes);
     (iv) Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);
     (v) Efficiency ratio;
     (vi) Full-time equivalency control;
     (vii) Stock price (including, but not limited to, growth measures and total shareholder return);
     (viii) Noninterest income compared to net interest income ratio;
     (ix) Expense targets;
     (x) Operating efficiency;
     (xi) EVA(R);
     (xii) Credit quality measures;
     (xiii) Customer satisfaction measures;
     (xiv) Loan growth;
     (xv) Deposit growth;
     (xvi) Net interest margin;

     (xvii) Fee income; and
     (xviii) Operating expense.

(b) For any Awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee may establish Performance Goals based on the performance criteria listed in Section 4.4(a) or other performance criteria as it deems appropriate.


(c) Any of the performance criteria listed in Section 4.4(a) may be applied solely with reference to the Company and/or any Subsidiary or relatively between the Company and/or any Subsidiary and one or more unrelated entities. In addition, different performance criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on results achieved (i) separately by the Company or any Subsidiary, (ii) any combination of the Company and the Subsidiaries or (iii) any combination of business units or divisions of the Company and the Subsidiaries.

(d) With respect to each Performance Period, the Committee will establish the Performance Goals in writing no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) expiration of 25 percent of the Performance Period.

(e) Except as otherwise provided in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify in writing the extent to which a Participant has or has not met the Participant's Performance Goal. To the extent permitted under Section 162(m) of the Code, if applicable, the Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Goals.

(f) To the extent permitted under Section 162(m) of the Code, if applicable, the Committee shall make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting Company Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to Shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on Company Stock but which is affected by an event having an effect similar to those just described.


                                    ARTICLE V
                      OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Award of Options. The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award (a) Incentive Stock Options, subject to Section 5.5, to any eligible Employee of the Company or any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code) and (b) Nonqualified Stock Options to any Employee.

5.2      Period of Option.

(a) An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.4. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Agreement. Subject to Article X and except as provided in Section 5.5, the duration of each Option shall not be more than ten years from the date of grant.

(b) Except as provided in Article X, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option, has been, an Employee or Non-Employee Director.

5.3 Award Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.4 Option Price, Exercise and Payment.

(a) Except as provided in Section 5.5, the Option Price of Company Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Company Stock at the date such Option is granted.

(b) Subject to Section 12.2, the Committee may not (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of "repricing" an Option, as defined under applicable rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded.

(c) Vested Options may be exercised from time to time by giving written notice to the Chief Financial Officer of the Company, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a cashless exercise procedure involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option.

(d) In the event such Option Price is paid, in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid.

5.5 Limitations on Incentive Stock Options. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in
Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded. No Incentive Stock Option may be granted to any Employee who, at the time of such grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation (as determined under Sections 422 and 424 of the Code), unless (a) the Option Price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (b) such Incentive Stock Option may not be exercised more than five years after it is granted. Notwithstanding anything in the Plan to the contrary, to the extent required by the Code, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in
Section 422 of the Code; provided that, to the extent any grant exceeds such $100,000 calendar year limit, the portion of such granted Option shall be deemed a Nonqualified Stock Option in accordance with Section 422 of the Code.


5.6 Rights and Privileges. A Participant shall have no rights as a Shareholder with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.

5.7 Award of SARs.

(a) The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award SARs to any Employee.

(b) A SAR shall represent the right to receive payment of an amount equal to (i) the amount by which the Fair Market Value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Exercise Price multiplied by (ii) the number of shares covered by the SAR. Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock at the discretion of the Committee. The shares shall be valued at their Fair Market Value on the date of exercise.

(c) SARs awarded under the Plan shall be evidenced by an Award Agreement between the Company and the Participant.

(d) The Committee may prescribe conditions and limitations on the exercise of any SAR. SARs may be exercised only when the Fair Market Value of a share of Company Stock exceeds the Exercise Price.

(e) A SAR shall be exercisable only by written notice to the Chief Financial Officer of the Company or his or her designee.

(f) To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the Fair Market Value of a share of Company Stock exceeds the Exercise Price, unless prior to such day the holder instructs the Chief Financial Officer or his or her designee otherwise in writing.

(g) Subject to Article X, each SAR shall expire on a date determined by the Committee at the time of grant.

                                   ARTICLE VI
                                RESTRICTED STOCK

6.1 Award of Restricted Stock. The Committee may make a Restricted Stock Award to any Employee, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2 Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

6.3 Other Terms and Conditions. Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other Shareholder rights, with the exception that (i) unless otherwise provided by the Committee, if any dividends are paid in shares of Company Stock, those shares will be subject to the same restrictions as the shares of Restricted Stock with respect to which they were issued, (ii) the Participant will not be entitled to delivery of any stock certificate evidencing the Company Stock underlying the Restricted Stock Award during the Restriction Period, (iii) the Company will retain custody of the Restricted Stock during the Restriction Period, and (iv) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.4.

6.4 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement.

6.5 Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Company Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Company Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash, or otherwise, as provided in the Award Agreement.

                                   ARTICLE VII
                        AWARDS FOR NON-EMPLOYEE DIRECTORS

7.1 Awards to Non-Employee Directors. The Board shall determine all Awards to Company Directors and the Committee shall determine all Awards to Subsidiary Directors. The Board or the Committee, as the case may be, retains the discretionary authority to make Awards to Non-Employee Directors and any type of Award (other than Incentive Stock Options) may be granted to Non-Employee Directors under this Plan. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board or the Committee, as the case may be, deems appropriate.

7.2 No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board or the board of directors of the applicable Subsidiary to nominate any Non-Employee Director for reelection or (ii) to be evidence of any agreement or understanding, express or implied, that the Non-Employee Director has a right to continue as a Non-Employee Director for any period of time or at any particular rate of compensation.

                                  ARTICLE VIII

                 UNRESTRICTED COMPANY STOCK AWARDS FOR EMPLOYEES

8.1 The Committee may make awards of unrestricted Company Stock to Employees on such terms and conditions as the Committee may prescribe.

                                   ARTICLE IX
                           AWARD OF PERFORMANCE UNITS

9.1 Award of Performance Units. The Committee may award Performance Units to any Employee. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

9.2 Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

9.3 Performance Measures. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with Section 4.4.

9.4 Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Company Stock.

9.5 Award Criteria. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant's responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

9.6 Payment.

(a) Following the end of the applicable Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

(b) Awards may be paid in cash or stock, or any combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

9.7 Performance Unit Award Agreements. Each Performance Unit Award shall be evidenced by an Award Agreement.

                                    ARTICLE X
                         GENERAL TERMINATION PROVISIONS

10.1 Termination. Subject to Article XI and unless otherwise specified in the applicable Award Agreement, the following provisions will govern the treatment of a Participant's outstanding Awards following a Participant's Termination.

(a) If the Participant's Termination is due to death, Disability or Retirement, all of the Participant's outstanding Options, SARs or Restricted Stock Awards shall become fully vested and, if applicable, exercisable. Upon the Participant's Termination for any other reason, any Awards that are not vested and/or exercisable on the date of such Termination will immediately terminate and be of no further force and effect.

(b) If the  Participant's  Termination  is for any reason  other than (i) death,
(ii) Disability, (iii) Retirement or (iv) discharge for Cause, such Participant's outstanding SARs or Options may be exercised at any time within three months after such Termination, to the extent of the number of shares covered by such Options or SARs which are exercisable at the date of such Termination; except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

(c) Upon a Termination for Cause, any Options or SARs held by the Participant (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately. Any non-vested Restricted Stock Awards of such Participant shall immediately be forfeited and any rights thereunder shall terminate.

(d) Upon a Termination due to the Participant's death, any SARs or Options that are then exercisable may be exercised by the Participant's Personal Representative at any time before the earlier of (i) one year after the Participant's death or (ii) the expiration date of the Award.

(e) Upon a Termination due to the Participant's Disability or Retirement, any SARs or Options that are then exercisable may be exercised by the Participant at any time before the earlier of (i) one year after the date of such Termination or (ii) the expiration date of the Award; provided, however, that an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

(f) If a Participant whose Termination is due to Retirement dies prior to exercising all of his or her outstanding Options or SARs, then such Options or SARs may be exercised by the Participant's Personal Representative at any time before the earlier of (i) one year after the Participant's death or (ii) the expiration date of the Award; provided, however, that, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

(g) Subject to Article XI, a Performance Unit Award shall terminate for all purposes if the Participant's Termination is at any time during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that the Termination of a Participant holding a Performance Unit occurs following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, the Performance Unit Award shall terminate except when the termination event is due to death, Disability or Retirement.

                                   ARTICLE XI
                        CHANGE IN CONTROL OF THE COMPANY

11.1 Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XI shall govern and supersede any inconsistent terms or provisions of the Plan.

11.2 Definitions

(a) Change in Control. For purposes of this Plan, "Change in Control" shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 409A of the Code).

         (i) Change in Actual Control shall mean the acquisition by any one person, or more than one person acting as a group (as defined in Section 11.2(a)(iv), below) of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Actual Control of the Company (or to cause a Change in Effective Control of the Company
         (within the meaning of Section 11.2(a)(ii)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section 11.2(a)(i).

         (ii) Change in Effective Control shall mean:

                  (A) The acquisition by any one person, or more than one person acting as a group (as defined in Section 11.2(a)(iv), below), during any 12-month period of ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or

                  (B) The replacement of a majority of members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election in accordance with Treasury Regulation ss. 1.409A-1(g)(5)(vi)(A)(2).

         Notwithstanding the foregoing, if any one person, or more than one person acting as a group, is considered to effectively control the Company (within the meaning of this Section 11.2(a)(ii)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Control.

         (iii) Change in the Ownership of the Company's Assets shall mean the acquisition by any one person, or more than one person acting as a group (as defined in Section 11.2(a)(iv), below), during any 12-month period of assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing, there is no change in control event under this Section 11.2(a) when there is a transfer to an entity that is controlled by the Shareholders immediately after the transfer.

         (iv) Persons acting as a group. For purposes of this Section 11.2(a), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

11.3 Effect of Change in Control on Certain Awards. Unless otherwise specified in the applicable Award Agreement, the following provisions will govern the treatment of a Participant's outstanding Awards following a change in control.

(a) If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the "Acquiror") does not assume the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant for the outstanding Options, Restricted Stock, Restricted Performance Stock, SARs or Performance Units upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company's securities relating to such Awards. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Code shall be adjusted in a manner to preserve such status.

(b) If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

(c) If (i) a Participant's Termination is without Cause within twenty-four (24) months following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or

Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained. (d) If (i) the employment of a Participant with the Company and its Subsidiaries is terminated for Cause within twenty-four
(24) months following a Change in Control and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock, or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then any Options or SARs of such Participant shall expire, and any non-vested Restricted Stock, Restricted Performance Stock or Performance Units shall be forfeited, and any rights under such Awards shall terminate immediately.
(e) Outstanding Options or SARs which vest in accordance with Section 11.3, may be exercised by the Participant in accordance with Article X; provided, however, that a Participant whose Options or SARs become exercisable in accordance with
Section 11.3(c) may exercise such Options or SARs at any time within one year after such Termination, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

 In the event of a Participant's death after such Termination, the exercise of Options and SARs shall be treated in the same manner as determined for retirement in Section 10.1(e).

11.4 Amendment or Termination. This Article XI shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

12.1 Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments shall be made by the Committee or the Board, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the Option Price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards. Appropriate adjustments shall also be made by the Committee or the Board, as the case may be, in the terms of any Awards under the Plan, subject to
Article XI, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee or the Board pursuant to this Section 12.1 shall be conclusive and binding for all purposes under the Plan.

12.2     Amendment, Suspension, and Termination of Plan.

(a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without Shareholder approval, (i) except as provided in Section 12.1, increase the number of shares of Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of employees eligible to participate in the Plan, (iv) materially change the method of determining the Option Price of

Options; (v) delete or limit the provision in Section 5.4 prohibiting the repricing of Options; (vi) extend the termination date of the Plan or (vii) be made to the extent that Shareholder approval is required to satisfy applicable law, regulation or any securities stock exchange, market or other quotation system on or through which the Company Stock is listed or traded. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.

(b) The Committee may amend or modify any outstanding Options, SARs, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.

(c) Notwithstanding the foregoing, the Plan and any Award Agreements may be amended without any additional consideration to affected Participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

12.3 Nonuniform Determinations. The Committee's (or, if applicable, the Board's) determinations under the Plan, including without limitation, (a) the determination of the Employees and Non-Employee Directors to receive Awards, (b) the form, amount, and timing of any Awards, (c) the terms and provisions of any Awards and (d) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Employees and/or Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees and/or Non-Employee Directors are similarly situated.

12.4 General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (a) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon any established stock exchange, market or quotation system or under any state or federal law, (b) the consent or approval of any government or regulatory body, or (c) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.5 No Right To Employment. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (a) to create any obligation on the part of the Company or any Subsidiary to retain any person in the employ of, or continue the provision of services to, the Company or any Subsidiary, or (b) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee for any period of time or at any particular rate of compensation.

12.6 Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Agreement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of South Carolina without regard to the principles of conflict of laws.

12.7 Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

12.8 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant's rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

12.9 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at the Participant's death. Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant's beneficiary will be the Participant's surviving spouse or, if none, the deceased Participant's estate. The identity of a Participant's designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.10 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event arising as a result of an Award granted hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                                      PROXY

                           COMMUNITY BANKSHARES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR ANNUAL MEETING OF SHAREHOLDERS - Monday, May 21, 2007

     Michael A. Wolfe and William W. Traynham or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of Community Bankshares, Inc. held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on May 21, 2007, and at any adjournment thereof, as follows:

1.   Election of     [ ] FOR all nominees listed  [ ]  WITHHOLD AUTHORITY
     Directors.          below                         to vote for all nominees
                                                       listed below


                     [ ] WITHHOLD  AUTHORITY only on the following nominees:____
                         _______________________________________________________
                         _______________________________________________________


                    Instructions:   To  withhold   authority  to  vote  for  any
                    individual(s), write the nominee's(s') name(s) on the line above.

NOMINEES: Three  Year  Terms:  Samuel L.  Erwin,  Anna O.  Dantzler,  Richard L.
          Havekost and Samuel F. Reid, Jr.
          Two Year Term: Charles P. Thompson, Jr.

2.    Approval of the Community Bankshares, Inc. 2007 Equity Plan

               [ ] FOR        [ ] AGAINST            [ ] ABSTAIN

3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THIS PROXY WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Dated: _______,  2007
                                         ---------------------------------------


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